UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Westmoreland Coal Company

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WESTMORELAND COAL COMPANY
9540 S. Maroon Circle, Suite 200
Englewood, Colorado 80112

April 4, 2016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Westmoreland Stockholders:
We invite you to join us for the 2016 Annual Meeting of Stockholders of Westmoreland Coal Company (the "2016 Annual Meeting"), which will once again be held as a virtual meeting. You will be able to attend the 2016 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/WLB2016. Be sure to have your 12-Digit Control Number to enter the meeting. The 2016 Annual Meeting will be held via the Internet on Tuesday, May 17, 2016 at 8:30 a.m. Mountain Daylight Time, for the following purposes:

1.	To elect nine directors to the Board of Directors to serve for a one-year term;

2.	To approve, on an advisory basis, Westmoreland Coal Company's executive compensation of Named Executive Officers;

3.	To ratify the appointment of Ernst & Young LLP as Westmoreland Coal Company's independent registered public accounting firm for fiscal year 2016;

4.	To approve the first amendment to the Westmoreland Coal Company 2014 Equity Incentive Plan (the "2014 Plan");

5.	To approve a proxy access amendment to Westmoreland Coal Company's Bylaws; and

6.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Only stockholders of record at the close of business on March 23, 2016 (the "Record Date") will be entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2016 Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you requested paper copies of the proxy materials, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the 2016 Annual Meeting regardless of whether you attend.
In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting, Proxy Statement and annual report on Form 10-K for the year ended December 31, 2015 to you online with paper copies available, free of charge, upon request. On or about April 7, 2016, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our stockholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

By Order of the Board of Directors,

By Order of the Board of Directors, Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2016.

This notice, the accompanying proxy statement and Westmoreland Coal Company's annual report to stockholders for the fiscal year ended December 31, 2015 are available at www.proxyvote.com.

PROXY SUMMARY
We provide below highlights of certain information in this proxy statement. As it is only a summary, please review the complete proxy statement and 2015 annual report before you vote.

2015: A New Westmoreland

After closing 2014 with a series of transactions, Westmoreland Coal Company headed into 2015 with an entirely new look. We had just closed a major refinancing of our senior debt and entered the master limited partnership space with the acquisition of the general partner of Oxford Resource Partners, LP, which was renamed Westmoreland Resource Partners, LP ("WMLP") at the end of 2014. In January, we acquired Buckingham Coal Company and, in July 2015, we executed an agreement to purchase San Juan Coal Company, which we ultimately acquired in early 2016. These acquisitions placed us in the familiar position of integrating new operations and departments, while at the same time undertaking new challenges like returning to underground mining. We also navigated the master limited partnership space for the first time, which included the drop-down transaction of our Kemmerer mine into WMLP on August 1, 2015. The year presented many challenges to the coal industry, both financially and operationally, which gave us yet another opportunity to demonstrate our differentiation from other coal companies in terms of our mine-mouth structure and our mission, vision and values. Including our new acquisitions, in 2015 Westmoreland set company records for revenues and tons sold, showing that we are truly a new Westmoreland.

2015 Westmoreland Performance Highlights

Our year of growth in 2014 positioned us to break company revenues and tons sold records in 2015. The following are key highlights from fiscal year 2015:

•
We closed on the acquisition of Buckingham Coal Company, LLC, an underground coal operator in southern Ohio, on January 1, 2015, and, in connection with the acquisition, we increased our existing term loan by $75 million;

•	We redeemed our Series A preferred stock on February 4, 2015, ending our dividend obligation with respect to the Series A Preferred;

•	We entered into a purchase agreement on July 1, 2015, for the purchase of San Juan Coal Company and San Juan Transportation Company, in Farmington, New Mexico;

•
We completed our first drop down transaction with WMLP on August 1, 2015, contributing the Kemmerer mine in Kemmerer, Wyoming to WMLP in exchange for $115 million for cash and $115 of newly created WMLP Series A Convertible Units (the "Kemmerer Drop");

•
Our Jewett mine in Jewett, Texas was awarded the 2015 Railroad Commission of Texas Coal Mining Reclamation Award for its innovative solar-powered irrigation water well, and our Beulah mine in North Dakota won the North Dakota Public Service Commission's State Reclamation Award for taking special measures to preserve wooded draws in its active mine area;

•
Our Jewett mine was also awarded the National Mining Association's prestigious Sentinels of Safety Award in the large surface coal mine category for its exemplary performance in 2014. In April, our Sheerness mine near Hanna, Alberta achieved a historic milestone of twenty consecutive years without recording a lost time incident;

•	We entered into a 14 year extension of our coal supply agreement with Saskatchewan Power Corporation at our Poplar River mine in Saskatchewan, Canada, extending the contract to 2029;

•	Our labor specialists and local mine teams successfully negotiated union contract extensions at our Estevan mine in Canada and our Beulah mine and Absaloka mine in the United States;

•	We sold a company record 53.3 million tons in 2015 and finished the year with company record revenues of $1.4 billion, adjusted EBITDA* of $216.7 million and operating cash flows of $45.6 million; and

•
On January 31, 2016, through our subsidiary, Westmoreland San Juan, LLC ("WSJ"), we acquired San Juan Coal Company and San Juan Transportation Company, which operate the San Juan mine in Farmington, New Mexico, and WSJ entered into a $125 million term loan agreement with NM Capital Utility Corporation to fund the acquisition, further expanding our mine-mouth footprint in North America (the "San Juan Acquisition").

*See page 50 for information about reconciliation of non-GAAP financial measures.

Corporate Governance Highlights

At Westmoreland Coal Company, good governance remains a critical component of our corporate culture. Several of our key governance strengths and actions are noted in the table below.

BOARD AND OTHER GOVERNANCE INFORMATION
Eight member Board of Directors*
Seven of Eight Directors are Independent
Diverse Board (as to Gender, Experience and Skills)
Annual Election of All Directors
Majority Voting for Directors
Separate Chairman & CEO
Independent Directors Meet Without Management Present
Annual Board Self-Evaluation Conducted by Independent Third-Party
Annual Equity Grant to Non-Employee Directors
Board Orientation Program
Code of Business Conduct and Ethics for Directors
Corporate Governance Guidelines for Directors
Annual Advisory Approval of Executive Compensation
Policy Prohibiting Use of Corporate Funds for Political Expenditures
Director and Executive Prohibition on Hedging
Double-Trigger Change in Control Agreements with Executive Officers - Enacted 2015
Executive Compensation Clawback Policy - Enacted 2016
Management Backed Proxy Access Bylaw Proposal in 2016
* On February 26, 2016, our Board voted to increase the size of the board to nine members as of the 2016 Annual Meeting.

Meeting Agenda Items

Item 1 - Election of Directors - Our board recommends a vote FOR the election of the director candidates nominated by the board.

You are being asked to elect nine directors. Each of our current directors, other than Richard M. Klingaman, is standing for reelection to hold office until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. All directors who were on the Board in 2015 attended at least 92% of the meetings of the Board and Board committees on which they served, with five directors attending 100%. On February 26, 2016, our Board of Directors voted to expand the size of the Board from eight to nine members and at the same time announced the retirement of Mr. Klingaman at the expiration of his current term, which will conclude at the 2016 Annual Meeting, as well as the nominations of Robert Flexon and Robert Tinstman to fill the new and vacated positions.

SUMMARY INFORMATION ABOUT OUR DIRECTOR NOMINEES

	AGE	DIRECTOR SINCE	OCCUPATION AS OF 3/24/14	INDEPENDENT
Kevin A. Paprzycki	45	2015	Chief Executive Officer, Westmoreland Coal Company
Terry J. Bachynski	58	2014	Natural Resource Consultant in Canada	X
Robert C. Flexon	57	*	President & Chief Executive Officer, Dynegy Inc.	X
Gail E. Hamilton	66	2011	Retired IT Executive	X
Michael G. Hutchinson	60	2012	Retired Audit Partner, Deloitte & Touche	X
Craig R. Mackus	64	2013	Retired Equipment Manufacturer CFO	X
Jan B. Packwood	72	2011	Retired Public Utility CEO	X
Robert C. Scharp	69	2011	Retired Coal Industry Executive	X
Robert Tinstman	69	*	Retired Multi-national Construction Company CEO	X
*Nominated for election for the first time at the 2016 Annual Meeting.

Item 2 - Advisory approval of our executive compensation - Our board recommends a vote FOR this proposal.

We are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers, who are discussed in more detail in the Compensation Discussion and Analysis Section, which starts on page 20. We hold this advisory vote on an annual basis.

SUMMARY INFORMATION ON OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to reward our leadership team for delivering results and building long-term value. We believe our program's performance measures align the interests of our stockholders and senior executives by tying pay outcomes to our short- and long-term performance. Several important features of our executive compensation program are:

✓
No employment agreements for executive officers; all executive officers are at-will employees, subject to certain rights to which they are entitled in the event that they are terminated in connection with a change of control of our business;

✓	No gross-ups;

✓	No company aircraft or company-provided vehicles, other than vehicles used at mine operation sites;

✓	No SERPS, defined benefit plans or other executive-only retirement plans;

✓	Our long-term incentive awards include performance-vested restricted stock units whose value is based on achievement of three-year targets;

✓	Executive compensation subject to our Clawback Policy; and

✓	We require our executive officers to have significant ownership of company stock.

Westmoreland also has a strong history of setting executive compensation levels at which stockholders approve:

Say on Pay Vote
Annual Stockholder Meeting	Approval Percentage
2015	98.52%
2014	98.73%
2013	98.49%

For more information on our compensation programs, total compensation in 2015 and our compensation philosophy, see our Compensation Discussion and Analysis Section that starts on page 20.

Item 3 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 - Our board recommends a vote FOR this proposal.

Ernst & Young LLP has been our independent registered public accounting firm since 2009. The fees paid to Ernst & Young LLP are detailed on page 40. One or more representatives of Ernst & Young LLP will be present at the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Item 4 - Approval of an amendment to Westmoreland Coal Company's 2014 Equity Incentive Plan to increase the number of authorized shares - Our board recommends a vote FOR this proposal.

We are asking stockholders to approve the first amendment to the 2014 Plan, which is discussed in more detail in our equity plan section beginning on page 41.

Item 5 - Approval of an amendment to the Westmoreland Coal Company Bylaws to add the stockholder right of proxy access - Our board recommends a vote FOR this proposal.

We are asking stockholders to approve our proposed proxy access bylaw, which is discussed in more detail in the proxy access bylaw section beginning on page 46.

PROXY STATEMENT

WESTMORELAND COAL COMPANY
9540 S. Maroon Circle, Suite 200
Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To be held May 17, 2016

GENERAL INFORMATION ABOUT THE 2016 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Westmoreland Coal Company (the “Company,” "Westmoreland," "we" or "us") to holders of our common stock in connection with the solicitation by the Board of proxies to be voted at the 2016 Annual Meeting. The 2016 Annual Meeting will be held via the Internet on Tuesday, May 17, 2016 at 8:30 a.m. Mountain Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting and this Proxy Statement. Although we refer to our website and other websites in this Proxy Statement, the information contained on our website or other websites is not a part of this Proxy Statement.

By April 7, 2016, we will have mailed a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our stockholders containing instructions on how to access the proxy materials and submit your proxy online. We have made these proxy materials available to you over the Internet or, upon your request, will deliver paper copies of these materials to you by mail, in connection with the solicitation of proxies by the Board for the 2016 Annual Meeting. As of the Record Date, the Company's officers and directors are the record and beneficial owners of a total of 336,445 shares (approximately 1.84%) of the Company's outstanding common stock. It is management's intention to vote all of its shares in the manner recommended by the Board for each matter to be considered by the stockholders.

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING OF STOCKHOLDERS

What is a Virtual Annual Meeting?

A virtual annual meeting of stockholders is an official annual meeting held over the Internet that offers the ability to verify attendance and provides an interactive element that allows for real-time voting in a secure environment. The virtual meeting also enables two-way engagement, allowing stockholders to ask questions of corporate officers and directors. The virtual meeting provides Westmoreland a low-cost way for stockholders to attend and interact with management, and has the potential to increase participation and reduce costs associated with meeting facilities and travel.

Westmoreland will be hosting the 2016 Annual Meeting live via the Internet. A summary of the information you need to attend the meeting online is provided below:

•	Any stockholder can attend the 2016 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/WLB2016;

•	Webcast starts at 8:30 a.m. Mountain Time;

•	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet;

•	Please have your 12-Digit Control Number to enter the Annual Meeting;

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/WLB2016; and

•	Webcast replay of the Annual Meeting will be available until May 17, 2017.

Who can vote at the meeting?

Only common stockholders who were owners of record at the close of business on March 23, 2016 are entitled to vote. Each holder of common stock is entitled to one vote per share. There were 18,400,149 shares of common stock outstanding on March 23, 2016.

What constitutes a quorum for the meeting?

The holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date, present in person or by proxy at the 2016 Annual Meeting, shall constitute a quorum to conduct business at the 2016 Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the 2016 Annual Meeting.

How do I vote?

•	Via the Internet at www.proxyvote.com;

•	By phone for registered and beneficial owners at 1-800-690-6903; or

•	By completing and mailing in a paper proxy card.

If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares and the proxy card and voting instructions have been sent directly to you. If, like most stockholders, you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you may not vote your shares in person at the 2016 Annual Meeting without obtaining authorization from your stockbroker, bank or other nominee. You need to submit voting instructions to your stockbroker, bank or other nominee in order to cast your vote.

We encourage you to register your vote via the Internet. If you attend the virtual 2016 Annual Meeting, you may also submit your vote in person over the Internet and any votes that you previously submitted - whether via the Internet, by phone or by mail - will be superseded by the vote that you cast at the 2016 Annual Meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the 2016 Annual Meeting, your shares will be voted at the 2016 Annual Meeting as specified by you or, if you do not specify a choice as to a particular matter, in the manner set forth in this proxy statement.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by either filing with our Secretary a written notice of revocation or a duly executed proxy card bearing a later date or by voting in person at the 2016 Annual Meeting. The powers of the proxy holders will be suspended if you attend the 2016 Annual Meeting in person and so request. However, attendance at the virtual 2016 Annual Meeting will not, by itself, revoke a previously granted proxy. If you want to change or revoke your proxy and you hold your shares in “street name,” contact your broker or the nominee that holds your shares. Any written notice of revocation sent to us must include the stockholder's name and must be received prior to the 2016 Annual Meeting to be effective.

What vote is required to approve each item?

Under our bylaws, which were amended and restated in February 2015, we have a majority vote standard for election of directors. In an uncontested election, each director will be elected by a vote of the majority of the votes cast, meaning the number of shares cast “for” a director exceeds the number of votes cast “against” that director. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected to the open positions. With respect to Proposal 1, regardless of whether the majority of votes cast or plurality standard applies, broker non-votes, abstentions and withheld votes will have no effect because such votes are not treated as being cast.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. An incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which the election inspector determines the voting results as to that director, (b) the date on which the Board appoints an individual to fill the office held by that director, or (c) the date of that director's resignation.

Approval of Proposals 2, 3, 4 and 5 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the 2016 Annual Meeting. With respect to Proposals 2, 3, 4 and 5, broker non-votes will have no effect, but abstentions from other shares entitled to vote will have the same effect as a vote against such proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016 (Proposal 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore broker non-votes are not expected in connection with Proposal 3.

The election of directors (Proposal 1), the advisory approval of the Company's executive compensation (Proposal 2), the approval of an amendment to Westmoreland's 2014 Equity Incentive Plan (Proposal 4) and the proposed Bylaw amendment regarding proxy access (Proposal 5) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 4 and 5.

How are you handling solicitation of votes?

The accompanying proxy is solicited on behalf of our Board and the cost of solicitation is borne by us. In addition to solicitations by mail, our directors, officers, and employees may solicit proxies by telephone, e-mail and personal interview, but will receive no additional compensation for doing so. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse those brokerage houses and other persons for their reasonable expenses for such services.

Do I have any rights of appraisal?

Under Delaware law, stockholders are not entitled to rights of appraisal on any proposal referred to herein.

Where can I find the voting results of the 2016 Annual Meeting?

We will announce preliminary general voting results at the 2016 Annual Meeting and publish final detailed voting results on a Form 8-K that we will file with the SEC within four business days after the 2016 Annual Meeting.

How do I submit a stockholder proposal for the 2017 Annual Meeting?

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) must be submitted to the Company's Secretary at our offices, 9540 S. Maroon Circle, Suite 200, Englewood, Colorado 80112, no later than December 18, 2016. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

If a stockholder wishes to present a proposal before the 2017 Annual Meeting, without having the proposal included in our proxy statement and proxy card, such stockholder must give written notice to the Secretary at the address noted above. The Secretary must receive such notice no earlier than January 17, 2017 and no later than February 16, 2017, and the stockholder must comply with the provisions of Sections 2.5 or 2.6, as applicable, of our bylaws. Only proposals included in the proxy statement or that comply with our advance notice bylaw requirements will be considered properly brought before the annual meeting.

Does the Company offer an opportunity to receive future proxy materials electronically?

Yes. If you are a stockholder of record or a member of the 401(k) plan, you may, if you wish, receive future proxy statements and annual reports online rather than receiving proxy materials in paper form. If you elect this feature, you will receive an e-mail message notifying you when the materials are available, along with a web address for viewing the materials and instructions for voting by telephone or on the Internet. You may sign up for electronic delivery at any time by visiting http://enroll.icsdelivery.com/wlb.  If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future. If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

How can I get electronic access to the proxy materials and the annual report?

This proxy statement and our 2015 annual report to stockholders on Form 10-K ("Annual Report" or "Form 10-K") are available at www.proxyvote.com; please have your Notice of Availability, which includes your personal control number, in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the proxy card or Notice of Availability.

Will I receive a separate proxy statement if I share the same address and last name as another stockholder?

No. If you are the beneficial owner, but not the record holder, of shares of our stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our annual report to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our annual report to a stockholder at a shared address to which a single copy of the documents was delivered. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Director/ Executive Officer Since	Position
Terry J. Bachynski	58	2014	Director - Independent
Robert C. Flexon(1)	57	—	Nominated for Director - Independent
Gail E. Hamilton	66	2011	Director - Independent
Michael G. Hutchinson	60	2012	Director - Independent
Richard M. Klingaman(2)	80	2006	Director - Independent; Chairman of the Board
Craig R. Mackus	64	2013	Director - Independent
Jan B. Packwood	72	2011	Director - Independent; Vice Chairman of the Board
Robert C. Scharp	69	2011	Director - Independent
Robert A. Tinstman(1)	69	—	Nominated for Director - Independent
Kevin A. Paprzycki(3)	45	2008	Director; Chief Executive Officer
John A. Schadan(3)	50	2014	President and Chief Operating Officer
Jason W. Veenstra(3)	37	2015	Chief Financial Officer and Treasurer
Jennifer S. Grafton	40	2011	Senior Vice President, Chief Administrative Officer and Corporate Secretary
Joseph E. Micheletti	50	2011	Executive Vice President
______________________________________

(1)
Westmoreland announced on February 26, 2016, the nominations of Messrs. Flexon and Tinstman for election to the Board at the 2016 Annual Meeting. These nominations are intended to fill the seat vacated by Mr. Klingaman's retirement and the newly created ninth seat on the Board.

(2)	Mr. Klingaman announced on February 26, 2016, that he will retire from the Board at the end of his current term, which concludes at the 2016 Annual Meeting.
(3)
On December 1, 2015, Messrs. Paprzycki, Schadan and Veenstra were appointed to their current positions, as further described in the Compensation Discussion and Analysis section under the heading "Executive Transition."

Director Information

On February 26, 2016, the Board announced that it will expand its size from eight to nine directors. The expansion is designed to bring additional industry and capital market expertise. All of our directors bring to our Board a wealth of leadership experience derived from their service as executives and respected professionals. Effective March 23, 2016, we entered into an agreement with Venor Capital Management LP (“Venor”), which owns more than 6% of our common stock, to (1) include Mr. Flexon on the slate of director nominees for the 2016 Annual Meeting and (2) interview additional candidates identified by Venor, with the intent of adding one of such candidates to our Board no later than August 15, 2016.  Upon becoming directors, the candidates identified by Venor would be entitled to receive the same compensation and benefits as our other non-employee directors. Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described in the following paragraphs.

Terry J. Bachynski has over 30 years’ experience in the energy business, having served in several executive management and board positions with various private and public companies, including Suncor Energy Inc., Gulf Canada Resources Limited, CS Resources Limited, EPCOR Utilities Inc. and Syncrude Canada. Since 2001, Mr. Bachynski has been President and CEO of JDEL Associates Ltd. which provides regulatory, environmental, stakeholder, aboriginal and government affairs consulting services to its clients for the development and operation of major resource development projects, primarily in Western Canada. Mr. Bachynski sits on the boards of several private companies including Universe Machines Corporation, Unified Alloys Ltd. and Millennium EMS Solutions Ltd. Mr. Bachynski has an LL.B. from the University of Western Ontario and resides in Edmonton, Alberta, Canada.

Mr. Bachynski has performed a wide range of roles in his extensive career in the energy sector. Mr. Bachynski provides the Board with a unique insight into challenges and opportunities specific to natural resource development in Canada. His experience brings an active voice for our Canadian operations to the Board.

Robert C. Flexon has served as President and Chief Executive Officer of Dynegy Inc. since July 2011 and as a director of Dynegy Inc. since June 2011, and oversaw Dynegy Inc.'s entry into, and exit from, the bankruptcy process beginning in 2012. Prior to Dynegy, Mr. Flexon served as the Chief Financial Officer of UGI Corporation, a distributor and marketer of energy products and related services from February 2011 to July 2011 and Chief Executive Officer of Foster

Wheeler AG from June to October 2010. Mr. Flexon brings with him vast experience in executive management and operations, and unique insights into the power generation sector. Mr. Flexon holds a Bachelor of Science degree in Accounting from Villanova University. Mr. Flexon served on the public board of directors of Foster Wheeler from 2006 until 2009 and from May to October 2010 and is currently serving on the Board of Neighborhood Centers, the largest not-for-profit in Texas.
Mr. Flexon brings to the Board accounting, financial and a breadth of executive management experience. In his years as an energy industry executive, he has developed a deep comprehension of wholesale power generation markets and customers.

Gail E. Hamilton most recently served as Executive Vice President of Symantec Corporation, an infrastructure software and services provider, retiring in 2005. Previously, she served as the General Manager of the Communications Division of Compaq Computer Corporation and as the General Manager of the Telecom Platform Division for Hewlett-Packard Company. She is currently a director of Arrow Electronics Inc., OpenText Corp., and Ixia.

Ms. Hamilton is a former senior executive with business and operational experience at a public technology company, whose strategic planning and business development experience are invaluable in guiding the development and progression of our information technology infrastructure and programs. In addition, Ms. Hamilton's extensive public and private board experience bring further professionalism and insight to the board room.

Michael G. Hutchinson recently retired from Deloitte & Touche. His Deloitte career spanned nearly 35 years, leading its Denver Energy and Natural Resources Practice for the last fifteen years while at the same time managing the Audit and Enterprise Risk Management practice of the Denver office. Mr. Hutchinson currently serves as a member of the board of directors of One Gas, Inc. and as its audit committee chairman.

As the former lead audit partner at a top four auditing firm, Mr. Hutchinson brings to the Board his substantial expertise in accounting and finance matters, which he gained during his nearly 35 years of experience in public accounting. Mr. Hutchinson is well qualified to serve as a director based on his experience with accounting principles, financial controls and evaluating financial statements of public companies in the energy sector, particularly from an auditor's perspective.

Craig R. Mackus became Chief Financial Officer of Bucyrus International, Inc. in June 2004 after serving as Vice President-Finance from October 2002 through June 2004 and as Controller from February 1988 through May 2006. Mr. Mackus retired from Bucyrus International, Inc. in 2011 upon its merger with Caterpillar. He also served as Bucyrus's secretary from May 1996 through his retirement in 2011.

As a senior manager of an international manufacturing company providing equipment to the mining industry, Mr. Mackus brings significant financial, governance and operational mining experience to the Board.  As the CFO during a major merger transaction between Bucyrus International Inc. and Caterpillar, Mr. Mackus provides the Board with his first-hand experience in significant merger and acquisition activity.

Jan B. Packwood was the President and Chief Executive Officer of IDACORP, Inc., a holding company whose main subsidiary, Idaho Power Company, is an electric utility engaged in the generation, transmission, distribution, sale and purchase of electric energy, from 1999 to 2006.  Prior to such time, Mr. Packwood served in various executive-level capacities of Idaho Power Company beginning in the 1980s.

As the former President and Chief Executive Officer of an electric utility involved in the mining and use of coal in the Pacific Northwest, Mr. Packwood brings to the Board a vast knowledge of our and our main customers' business, including an understanding of the risks faced by our own power plant and the power plants we supply.  This expertise is invaluable in directing the future of our power plant operations, as well as providing insight into potential growth and expansion activities in our mining segment.

Kevin A. Paprzycki has served as President and Chief Executive Officer of Westmoreland Coal Company and Westmoreland Resource Partners, LP since December 2015. He joined Westmoreland as Controller and Principal Accounting Officer in June 2006 and was named Chief Financial Officer in April 2008. In June 2010, he was also named Treasurer, a role that he relinquished in 2015. Mr. Paprzycki became a certified public accountant in 1994 and a certified financial manager and certified management accountant in 2004.

With over twenty years of financial experience, Mr. Paprzycki brings a breadth of expertise in public accounting, management, and financial planning and analysis. Mr. Paprzycki is a veteran executive that led Westmoreland through a transaction-heavy growth period and has unique insights into the challenges and opportunities that Westmoreland faces.

Robert C. Scharp was previously the Chief Executive Officer of Shell Coal Pty Ltd from 1997 to 2000 and then Chief Executive Officer of Anglo Coal Australia from 2000 to 2001. He served as the Chairman of the Shell Canada Energy Mining Advisory Council from 2005 to 2010. He had a 22 year career with Kerr McGee Corporation including serving as President - Kerr McGee Coal Corporation and Senior Vice President - Oil and Gas Production. Mr. Scharp was a director of Bucyrus International from 2005 to 2011 and was a director of Foundation Coal Holdings from 2005 to 2009. Mr. Scharp is also a retired Army National Guard colonel.
Mr. Scharp brings a wealth of coal mining industry experience to the Board, including invaluable chief executive operational oversight of coal mine operations. Mr. Scharp's vast industry experience assists the Board in driving future operational mining excellence and evaluating potential growth and expansion opportunities.

Robert A. Tinstman was the Executive Chairman of James Construction Group from 2002 to 2007 and Chief Executive Officer and director of Morrison Knudsen Corporation from 1995 to 1999. Mr. Tinstman is chairman of the board of directors of IDACORP Inc. and director at Primoris. Mr. Tinstman brings extensive operational and executive experience in the construction industry to our board of directors. Mr. Tinstman’s construction industry knowledge and expertise provide a valuable contribution to the Board's oversight function as Westmoreland emerges from a strong growth period.
Mr. Tinstman brings considerable experience and expertise in board oversight of major projects from serving for many years on the boards of directors of several public companies. Mr. Tinstman's power and construction industry experience provides the Board with important perspectives from both Westmoreland customers and stakeholders.

Executive Officer Information

Kevin A. Paprzycki, who joined Westmoreland in 2006 and serves as Chief Executive Officer, is discussed above under “Director Information.”

John A. Schadan joined Westmoreland in April 2014 as Senior Vice President and became President and Chief Operating Officer on December 1, 2015. Mr. Schadan’s career has encompassed both the western Canadian coal business as well as engineering and construction for a major international firm, and spans a variety of disciplines including mine engineering, environmental and regulatory approvals, business development, marketing, commercial contract negotiations, establishing joint venture partnerships, operations and general management. Prior to joining Westmoreland, Mr. Schadan worked for Sherritt’s coal division as VP Operations from March 2013, and prior to that was employed at SNC Lavalin beginning in 1999. Mr. Schadan is a registered Professional Engineer in the Province of Alberta and holds a mining engineering degree from Queen’s University. He currently sits as a Director for both the Alberta Chamber of Resources and Safe Saskatchewan.

Jennifer S. Grafton joined Westmoreland as Associate General Counsel in December 2008 and was named General Counsel and Secretary in February 2011. She was promoted to Senior Vice President, Chief Administrative Officer and Secretary in 2014, in which capacity she oversees a variety of functions including legal, human resources and risk management. Prior to Westmoreland, Ms. Grafton worked in the corporate group of various Denver-based and national law firms focusing her practice on securities and corporate governance. She is currently a director on the board of the National Mining Association.

Joseph E. Micheletti joined Westmoreland in 1998 and has held key leadership positions at several Westmoreland mining projects, including President and General Manager of our Jewett Mine, and was promoted to Executive Vice President on August 1, 2014. He holds a Bachelor of Science degree in Mineral Processing Engineering from Montana College of Mineral Science and Technology. Mr. Micheletti has worked in the production, maintenance, processing, and engineering disciplines of the mining industry for over 25 years and sits as a Director, and current President, of the Rocky Mountain Coal Mining Institute.

Jason W. Veenstra is our Chief Financial Officer and Treasurer based in Edmonton, Alberta, Canada. He is a Chartered Accountant with over ten years of management and finance experience in the industry. Jason joined Sherritt International as a site controller for a nickel refinery in June 2006. After progressing through various roles, he assumed the role of Director, Business Development for Sherritt’s Coal division and was named the division’s Chief Financial Officer in June 2013. Jason has a Bachelor of Commerce degree with a major in Accounting from the University of Alberta in Edmonton and articled at Ernst & Young in Edmonton to complete his Chartered Accountant designation in 2004.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders and maintaining our integrity in the marketplace. The Company's Code of Conduct and Ethics for directors, officers and employees, in conjunction with the Certificate of Incorporation, Bylaws, Board committee charters and Corporate Governance Guidelines, form the framework for the governance of Westmoreland. All of these documents are available on our website at www.westmoreland.com. On an annual basis, all directors, officers and employees sign an acknowledgment that they have received and reviewed the guidelines provided in the Code of Conduct and Ethics. We will post on our website any amendments to the Code of Conduct and Ethics or waivers of the Code of Conduct and Ethics for directors and executive officers. You can request a copy of any of these documents by writing to the Corporate Secretary, Westmoreland Coal Company, 9540 S. Maroon Circle, Suite 200, Englewood, Colorado 80112.

Board Structure

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer ("CEO") and Chairman of the Board as the Board believes it is in the best interests of Westmoreland to make that determination based on the position and direction of Westmoreland, and the membership of the Board. Currently, the roles of Chairman of the Board and CEO are split so that our CEO can focus on our day-to-day business, allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our current Chairman of the Board, Mr. Klingaman, chaired all regular and independent executive sessions of the Board and, with input from the CEO, set the agenda for Board meetings. We believe this structure promotes a unified approach to corporate strategy development and allows for a bridge between management and the Board, helping each to pursue its common purpose more efficiently. In February, Mr. Klingaman announced his retirement from the Westmoreland Board after ten dedicated years of service, effective at the 2016 Annual Meeting. Immediately following the 2016 Annual Meeting the newly elected directors will appoint a new Chairman of the Board.

Risk Oversight by the Board of Directors

Risk is inherent with every business, and how well a business manages risk can ultimately influence its success. We face a number of risks, including economic risks, operational risks, environmental and regulatory risks, and others, such as the impact of competition, weather conditions and pressures from competing fuel sources. Management is responsible for the day-to-day supervision of risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and full and open communication between management and the Board are essential for effective risk management and oversight. Our Chairman has regular communications with our CEO to discuss strategy and the risks we face. The executive management team attends the quarterly board meetings and is available to address any questions or concerns raised by the Board on risk management related matters. Each quarter, the Board receives presentations from senior management on strategic matters involving our operations and is provided extensive materials that highlight the various factors that could lead to risk in our organization. The Board holds a strategic planning session with the management team on an annual basis to discuss strategies, key challenges, and risks and opportunities for us. Further, the Board is empowered to hire its own advisors without management approval to assist it in fulfilling its duties.

While the Board is ultimately responsible for our risk oversight, our committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation and Benefits Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee is tasked with the oversight of succession planning for our directors and executive officers. On an annual basis, pursuant to such committee's charter, each committee assesses risk and has specific conversations with senior management regarding the risks faced.

Director Independence

NASDAQ Marketplace Rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board's inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by nominees and discussions regarding the facts and circumstances pertaining to each nominee, considered in the context of applicable NASDAQ Marketplace Rules, the Board has determined that all of the nominees for election, other than Mr. Paprzycki, are independent. Messrs. Flexon and Tinstman were recently assessed under applicable NASDAQ Marketplace Rules on independence during the Board's nominating process and were affirmatively determined to be independent nominees. The independent directors meet during most Board meetings in separate executive session led by our Chairman and without management present.

Each member of the Audit Committee must, in addition to the independence requirements of the NASDAQ Marketplace Rules, meet the heightened independence standards required for audit committee members under the NASDAQ Marketplace Rules listing standards, Section 10A of the Securities Exchange Act of 1934, and Rule 10A-3 thereunder. The Board determined that each of Messrs. Hutchinson, Bachynski, Mackus and Packwood, the 2015 Audit Committee members, met such heightened independence standards. Each member of the Compensation and Benefits Committee is also required to also meet heightened independence standards under the NASDAQ Marketplace Rules listing standards. The Board determined that each of Ms. Hamilton and Messrs. Hutchinson, Scharp and Mackus, the 2015 Compensation and Benefits Committee members, met such heightened independence standards.

Communicating with the Board

Stockholders who wish to write directly to the Board on any topic should address communications to the Board of Directors in care of the Chairman of the Board, Westmoreland Coal Company Board of Directors, 9540 S. Maroon Circle, Suite 200 Englewood, Colorado 80112. Our Chairman of the Board will report on stockholder communications to the Board and provide copies or specific summaries to directors on matters deemed to be of appropriate importance. In general, communications from stockholders relating to corporate governance will be forwarded to the Board unless they are frivolous, obscene, repeat the same information contained in earlier communications, or fail to identify the author.

COMMITTEES OF THE BOARD OF DIRECTORS

Throughout 2015, our Board consisted of eight directors and the following five committees: (1) Audit; (2) Compensation and Benefits; (3) Nominating and Corporate Governance; (4) Environmental, Health and Safety (created February 20, 2015); and (5) Executive. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on our website at www.westmoreland.com. During 2015, the Board held 14 meetings. Each of our current directors attended at least 92% of the aggregate of all Board and applicable committee meetings held during the period that he or she served as a director, with five directors attending 100%. All directors attended the last annual meeting of stockholders and all are expected to attend the 2016 Annual Meeting. The 2015 committee membership, number of meetings held during 2015 and function of each of the committees are described in the table and narratives below.

Name of Director	Audit	Compensation and Benefits	Nominating and Corporate Governance	Environmental, Health and Safety	Executive
Non-Employee Directors:
Terry J. Bachynski	Member		Member	Chair
Gail E. Hamilton		Member	Member
Michael G. Hutchinson	Chair	Member		Member
Richard M. Klingaman					Chair
Craig R. Mackus	Member	Member
Jan B. Packwood	Member		Chair	Member	Member
Robert C. Scharp		Chair	Member	Member	Member
Employee Director:
Keith E. Alessi*					Member
Number of Meetings in 2015	4	5	3	2	—
*Mr. Alessi retired from his position on the Board and Executive Committee effective December 1, 2015, and his Board seat was filled by Mr. Paprzycki.

Audit Committee

The Audit Committee provides oversight of the quality and integrity of our accounting, auditing and financial reporting practices and is responsible for retaining and terminating our independent accountants. The committee exercises its oversight obligations through regular meetings with management, the Director of Internal Audit and our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee is also responsible for oversight of risks relating to accounting matters, financial reporting and regulatory compliance. To satisfy these oversight responsibilities, the committee separately meets with our Chief Financial Officer, the Director of Internal Audit, Ernst & Young LLP and management. The committee also receives periodic reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation, accounting changes that could affect our financial statements and proposed audit adjustments. The Board has determined that each of Messrs. Hutchinson, Packwood and Mackus qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Audit Committee Report

The purpose of the Audit Committee is to assist the Board with the oversight of the integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The Audit Committee’s function is more fully described in its charter, which the Board has adopted. The charter is on and may be printed from the Company’s website at www.westmoreland.com and is also available from the Company’s corporate secretary upon request. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the definition of “independence” for audit committee members contained in the listing standards for NASDAQ and applicable rules of the Securities and Exchange Commission, as well as our director independence guidelines, and has determined that each member of the Audit Committee is independent under those standards. The Board has also determined that all of the Audit Committee members are financially literate and that three of the four committee members qualify as audit committee financial experts.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, regarding the fair and complete presentation of the Company’s financial results and management’s report on its assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed the significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.
The Audit Committee has also reviewed and discussed with both management and the independent registered public accounting firm, management’s assessment of the Company’s internal control over financial reporting. In addition, the Audit Committee has discussed the independent auditor’s report on the Company’s internal control over financial reporting. The Audit Committee has also discussed with the Company’s independent auditor the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16, Communications with Audit Committees, and Rule 2-07 of the Securities and Exchange Commission’s Regulation S-X (“Communication with Audit Committees”).
In addition, the Audit Committee has discussed with the independent registered public accounting firm, the firm’s independence from the Company and its management, including the matters in the written disclosures and the letter received from Ernst & Young LLP as required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence. While no non-audit services were provided by Ernst & Young LLP in 2013, 2014 or 2015, the Audit Committee will also consider in the future whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining that firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, the assessments of the Company’s internal control over financial reporting and the overall quality of the Company financial reporting.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements of the Company as of and for the year ended December 31, 2015, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board:
Michael Hutchinson, Chair
Jan Packwood
Craig Mackus
Terry Bachynski

Compensation and Benefits Committee

The Compensation and Benefits Committee is responsible for assuring that the Board, our Chief Executive Officer, and our other executive officers are compensated appropriately and in a manner consistent with our approved compensation strategy, internal equity considerations, competitive practice, and any relevant laws or regulations. In addition, the committee reviews our compensation programs to ensure that our programs are not promoting imprudent risk-taking. In accordance with its charter, the committee may retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, form and delegate authority to subcommittees and delegate authority to one or more designated members of the committee. To assist it in satisfying its oversight responsibilities, the committee approved the continued engagement of Pay Governance to serve as its compensation consultant for fiscal year 2016.

Compensation and Benefits Committee Risk Assessment

On an annual basis, the committee reviews the structure of our compensation program to assess whether any aspect of the program could provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term stockholder value. To assist the committee in its annual review, it engaged Pay Governance to conduct a risk assessment of our incentive-based compensation plans (including the annual and long-term incentive programs) and our compensation practices.

Based on the findings of Pay Governance, our internal controls, policies and risk-mitigating components in our incentive arrangements, as well as the committee's formal review and discussion, the committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take on unnecessary or excessive risks that are reasonably likely to have a material adverse effect on us.

Our incentive compensation is designed to reward bonus-eligible employees for committing to and achieving goals that are intended to be challenging and support the success of the business. Achievement required to reach the maximum level of compensation is developed within the context of the normal business planning cycle and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial or operating stability. The annual bonus program contains a cap on the maximum financial payout to employees as a whole.

Our executive compensation program includes the following features to help minimize risk.

Compensation Mix. We allocate compensation between fixed and contingent components, and between annual cash incentives and long-term equity incentives, based in part on an employee's position and level of responsibility within the organization. We believe our mix of compensation elements helps to ensure that executives and other employees who are eligible for incentive compensation do not focus on achieving short-term results at the expense of the long-term growth and sustainability of the Company. None of our employees receive commissions.

Base salary is the only assured portion of compensation that we provide to our executives and other employees. Consequently, our incentive compensation arrangements are intended to reward performance.

The annual incentive plan establishes cash-based award opportunities that are payable if, and only to the extent that, pre-established corporate financial, operational safety and individual performance objectives are achieved. The committee has discretion to exclude certain events outside our direct control and to reward exemplary performance.

The long-term component of the executive compensation program consists of grants of time-vested and performance-based restricted stock units or cash awards. The use of both time-based and performance-based awards for the 2016 fiscal year balances our desire to drive long-term growth with the retention pressures we face from our direct peers, as well as from emerging and evolving competitors.

Stock Ownership Guidelines. We have established stock ownership guidelines to ensure that our executives' interests are aligned with those of our stockholders. These guidelines help ensure that the decisions our executives implement to achieve our financial and strategic objectives are focused on our long-term growth and health. We believe that this policy effectively mitigates the possibility that our executives make business decisions to influence stock price increases in the short-term that cannot be sustained over the long-term or would liquidate their equity holdings to capture short-term fluctuations in our stock price.

Board Approval of Transactions. Management must obtain approval from the Board for significant transactions (i.e., mergers, acquisitions, dividends, etc.) that could impact the achievement of previously approved financial performance targets used in the executive compensation program, and the Compensation and Benefit Committee retains the discretion to ignore the impact of certain factors over which management has no control (such as accounting changes or force majeure events) for purposes of determining whether pre-established performance targets have been met.

Compensation and Benefits Committee Interlocks and Insider Participation

During 2015, each of Messrs. Hutchinson, Mackus and Scharp, and Ms. Hamilton served on our Compensation and Benefits Committee. None of these directors was a current or former officer or employee of the Company, and none had any related party transaction involving the Company that is disclosable under Item 404 of Regulation S-K. During 2015, none of our executive officers served on the board of directors of any entity that had one or more executive officers serving on our Board.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis, provided herein, be included in this proxy statement and incorporated by reference into Westmoreland's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Robert C. Scharp, Chairman
Gail E. Hamilton
Michael G. Hutchinson
Craig R. Mackus

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to be nominated as members of the Board and considers director candidates brought to the Board by our stockholders. The committee oversees succession planning. It also provides oversight on corporate governance matters and conducts the evaluation of the Board, committees, and individual director performance.

The committee regularly assesses the mix of skills and industry experience currently represented on the Board, whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring directors, and additional skills highlighted during the Board self-assessment process that could improve the overall quality and ability of the Board to carry out its functions. In the event vacancies are anticipated or arise, the Nominating and Corporate Governance Committee considers various potential candidates for director and employs the same process for evaluating all candidates, including those submitted by our stockholders. The committee is responsible for ensuring all director nominees undergo a thorough background check prior to nomination or appointment as a director and reviewing any adverse findings prior to such nomination or appointment. Candidates may come to the attention of the committee through current Board members, professional search firms, our stockholders or other persons.

The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee's initial evaluation is favorable, the candidate is contacted by the chairman of the committee for an interview to determine the mutual levels of interest in pursuing the candidacy. The committee is tasked with considering whether the candidate is (i) independent pursuant to the requirements of The NASDAQ Stock Market, (ii) accomplished in his or her field and has a reputation, both personal and professional, that is consistent with our ideals and integrity, (iii) able to read and understand basic financial statements, (iv) knowledgeable about us and the issues affecting our business, (v) committed to enhancing stockholder value, (vi) able to understand fully the legal responsibilities of a director and the governance processes of a public company, (vii) able to develop a good working relationship with other Board members and senior management and (viii) able to suggest business opportunities to us. If these discussions and considerations are favorable, the committee makes a final recommendation to the Board to nominate the candidate for election.

In considering whether to recommend any particular candidate, including incumbent directors, for inclusion in the Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee takes into consideration a number of criteria, including: professional work experience; skills; expertise; diversity; personal and professional integrity; character; temperament; business judgment; time availability in light of other commitments; dedication; conflicts of interest; and public company experience. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The committee focuses on issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The committee does not have a formal policy with respect to diversity; however, the Board and the committee believe that it is essential that the Board members represent diverse viewpoints and strive to ensure that the slate of nominees represents a wide breadth of diverse backgrounds and skill sets to adequately represent the needs of the stockholders. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board are also considered. We believe that the backgrounds and qualifications of our directors, considered as a group, provide a composite mix of skills, experience, and knowledge that will assure that the Board can continue to fulfill its responsibilities.

The Board's retirement policy mandates that directors elected to the Board at our annual meeting retire from the Board at the first annual meeting of stockholders following the director's 75th birthday. The Board grandfathered all directors then serving as a director at the time the policy was adopted in November 2010, making the new retirement policy only applicable to current and future directors who will turn 75 after May 2010.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and

Corporate Governance Committee, c/o  Corporate Secretary, Westmoreland Coal Company, 9540 South Maroon Circle, Suite 200, Englewood, Colorado 80112. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement for the next annual meeting.

Stockholders also have the right to nominate director candidates directly, without any action or recommendation on the part of the committee or the Board, by following the procedures set forth in Section 2.6, “Advance Notice of Nominees,” in our bylaws. Among other things, a stockholder wishing to nominate a director candidate must give notice to us within the specified time period that includes the information about the stockholder and the proposed nominee required by the bylaws. Any stockholder wishing to nominate a candidate for election to the Board pursuant to the bylaw provision must strictly comply with the procedures specified in Section 2.6 of the bylaws. Additionally, this year we are asking stockholders to support an amendment to Westmoreland's bylaws adopting "proxy access," which will allow certain long-term stockholders meeting certain conditions to nominate director candidates to be included in Westmoreland's proxy statement. For further detail on the proxy access bylaws amendment, see Overview of Proposals - Proposal 5 on page 46.

Jan B. Packwood, Chairman
Gail E. Hamilton
Robert C. Scharp
Terry J. Bachynski

Executive Committee

During 2015, the Board had an Executive Committee. Pursuant to its charter reviewed and adopted on an annual basis, the Executive Committee is authorized to act on behalf of the Board during periods between Board meetings. During 2015, the Executive Committee held no meetings.

DIRECTOR COMPENSATION

The Board's goal in designing director compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and that reflects the time and talent required to serve on the Board. Compensation for our non-employee directors is reviewed by the Compensation and Benefits Committee with the assistance of Pay Governance. The table below reflects the total director compensation for 2015.

2015 Non-Employee Director Compensation

Name	Fees Earned Or Paid In Cash($)	Grant Date Fair Value of Stock Awards($)(2)	Total Compensation ($)
Keith E. Alessi(1)	—	—	—
Kevin A. Paprzycki(1)	—	—	—
Terry J. Bachynski	106,377	90,021	196,398
Gail E. Hamilton	91,500	90,021	181,521
Michael G. Hutchinson	110,798	90,021	200,819
Richard M. Klingaman	125,000	90,021	215,021
Craig R. Mackus	99,000	90,021	189,021
Jan B. Packwood	104,298	90,021	194,319
Robert C. Scharp	106,798	90,021	196,819

(1)
Neither Mr. Alessi, nor Mr. Paprzycki, received any additional compensation for services as a director. Mr. Alessi retired from the Board effective December 1, 2015, at which point Mr. Paprzycki was elected to fill the vacant position.

(2)	An equivalent of $90,000 of restricted stock units was awarded to each non-employee director elected to the Board in May 2015. The restricted stock units vest on May 19, 2016.

Approved 2016 Non-Employee Director Compensation Structure

In February 2016, the Compensation and Benefits Committee recommended, and the Board approved, the below compensation structure for fiscal year 2016. The Board, with the aid of compensation consultant Pay Governance, discussed and analyzed the trend in director compensation to move toward committee membership retainers in lieu of meeting fees. This approach reduces administrative burden and ensures appropriate deliberation without regard for additional cost. The compensation consultant Pay Governance provided the Board guidance on the retainer-only approach and data behind other companies who have changed to this pay structure. For 2016, all non-employee directors' cash compensation will consist of the increased “Annual Cash Retainer” described below in lieu of a combination of the Annual Cash Retained and meeting fees, in addition to the other applicable retainers described below that they may be entitled for service as the Board Chairman, Chair of a committee, or for serving as a member of a committee.

Type of Compensation	Amount
Annual Cash Retainer	$75,000
Annual Stock Award Retainer (restricted stock units with one-year vest)	$90,000 stock equivalent
Annual Chairman of the Board Premium	$55,000
Annual Retainer for Committee Chair:
Audit Committee	$20,500
Compensation and Benefits Committee	$19,500
Nominating and Corporate Governance Committee	$12,500
Environmental, Health and Safety Committee	$10,500
Annual Retainer for Serving on a Committee:
Audit Committee	$15,500
Compensation and Benefits Committee	$12,000
Nominating and Corporate Governance Committee	$9,500
Environmental, Health and Safety Committee	$7,500
Executive Committee	$3,750

Non-Employee Director Stock Ownership Guidelines

Non-employee directors are expected to own a threshold amount of Westmoreland equity. Each non-employee director is required to hold Westmoreland common stock with an aggregate value of at least three times his or her Annual Cash Retainer. The directors have a five-year window to comply with these guidelines.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information, as of March 9, 2016 (the "Table Date"), concerning beneficial ownership by: holders of more than 5% of any class of our voting securities; directors; each of the Named Executive Officers listed in the Summary Compensation Table; and all directors and Named Executive Officers as a group. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within 60 days of the Table Date through the exercise of any stock options, the vesting of restricted stock or upon the exercise or conversion of other rights. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the table. The percentage calculations set forth in the table are based on 18,307,350 shares of common stock outstanding on the Table Date.

Name of Beneficial Owner	Common Stock	% of Common
5% or Greater Equity Holders
The Mangrove Partners Master Fund, Ltd.(1)	1,894,608	10.35%
Jeffrey Gendell(2)	1,705,436	9.32%
DG Capital Management, LLC(3)	1,522,260	8.32%
Boston Partners(4)	1,270,558	6.94%
Venor Capital Management LP(5)	1,136,369	6.21%
BlackRock Inc.(6)	1,093,728	5.97%
Named Executive Officers, Directors and Director Nominees
Terry J. Bachynski	1,573	*
Robert C. Flexon	—	—
Gail E. Hamilton	22,136	*
Michael G. Hutchinson	10,769	*
Richard M. Klingaman	32,479	*
Craig R. Mackus	10,244	*
Jan B. Packwood	22,136	*
Robert C. Scharp	22,136	*
Robert A. Tinstman	—	—
Keith E. Alessi(7)	128,819	*
Kevin A. Paprzycki(8)	31,048	*
Jennifer S. Grafton(9)	17,759	*
Joseph E. Micheletti(10)	31,618	*
John A. Schadan(11)	5,145	*
Jason W. Veenstra(12)	583	*
Directors and Executive Officers as a Group (15 persons)	336,445	1.84%
____________________

* Percentages of less than 1% are indicated by an asterisk
(1)
Based solely on the review of a Schedule 13 G/A filed on January 22, 2016. The Schedule 13G/A was filed by The Mangrove Partners Master Fund, Ltd. (the "Master Fund"), The Mangrove Partners Fund, L.P. (the "US Feeder"), The Mangrove Partners Fund (Cayman), Ltd. (the "Cayman Feeder"), Mangrove Partners, Mangrove Capital and Nathaniel August (the "Mangrove Reporting Persons"). The Mangrove Reporting Persons beneficially own 1,894,608 shares with shared dispositive power and shared voting power. The principal place of business for each of the US Feeder, Mangrove Partners, Mangrove Capital and Nathaniel August, is 645 Madison Avenue, New York, NY 10022. The principal place of business for each of the Cayman Feeder and the Master Fund is c/o Maples Corporate Services, Ltd., PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104.

(2)
Based solely on the review of a Schedule 13D/A filed on March 2, 2016, Mr. Gendell owns 549,000 shares of common stock of which he has sole voting and dispositive power. In addition, Tontine Capital Partners, L.P. and other limited partnerships and limited liability companies that are affiliates of Tontine Capital Partners, L.P. own 1,156,436 shares of common stock. Mr. Gendell is either a managing member of, or a managing member of the general partner of, these limited partnerships and limited liability companies and has shared voting and dispositive power over these shares. All of the foregoing shares may be deemed to be beneficially owned by Mr. Gendell. Mr. Gendell disclaims beneficial ownership of these shares for purposes of Section 16(a) under the Exchange Act, or otherwise, except as to shares directly owned by Mr. Gendell or representing Mr. Gendell’s pro rata interest in, and interest in the profits of, these limited partnerships and limited liability companies. The address for Mr. Gendell is 1 Sound Shore Drive, Greenwich, CT 06830.

(3)
Based solely on the review of a Schedule 13G filed January 8, 2016, DG Capital Management, LLC and Mr. Dov Gertzulin beneficially own 1,522,260 shares of which they each have shared dispositive and voting power. Mr. Gertzulin serves as managing member of DG Capital LLC. Mr. Gertzulin and DG Capital LLC each disclaim beneficial ownership of these shares except to the extent his or its pecuniary interest therein. The address for each reporting person is 460 Park Avenue, 22nd Floor, New York, NY 10022.

(4)
Based solely on the review of a Schedule 13G filed on February 12, 2016, Boston Partners, as an investment adviser, has the sole power to vote 739,360 shares and the sole power to dispose of 1,270,558 shares. Boston Partners’ principal business address is One Beacon Street – 30th Floor, Boston, Massachusetts 02108.

(5)
Based solely on the review of a Schedule 13D/A filed on February 19, 2016. The Schedule 13D/A was filed by the following entities: (i) Venor Capital Master Fund Ltd (“VCMF Ltd”), (ii) Venor Capital Management LP (“ VCM LP”), (iii) Venor Capital Management GP LLC (“VCMGP LLC”), (iv) Jeffrey Bersh (“Bersh”) and (v) Michael Wartell (“Wartell” and collectively the "Venor Reporting persons"). The Venor Reporting Persons, with the exception of WCMF Ltd., beneficially own 1,136,369 shares with shared dispositive power and shared voting power. VCMF Ltd. beneficially owns 1,010,940 shares with shared dispositive power and shared voting power. VCM LP's principal place of business is listed as 7 Times Square, Suite 4303, New York, NY 10036.

(6)
Based solely on the review of a Schedule 13G/A filed on January 27, 2016, BlackRock Inc., a parent holding company of certain institutional investment managers registered under the Exchange Act and certain other entities, beneficially owns 1,093,728 shares with sole dispositive power, and has sole voting power to 934,763 of those shares. The principal business address of BlackRock Inc. is 40 East 52nd street, New York, New York 10022.

(7)
Includes 8,152 shares of common stock held by Mr. Alessi and 8,153 shares of common stock indirectly held through an SEP Plan. Mr. Alessi owns 827 shares of common stock held by Prudential Retirement, as trustee of Westmoreland’s 401(k) plan. Additionally, includes 30,556 shares of common stock that may be purchased upon the exercise of options under our 2002 LTIP Plan; 60,000 shares of common stock that may be purchase upon the exercise of options under our 2007 Plan; and 21,131 shares of common stock Mr. Alessi may acquire through the Company's LTIP vesting April 1, 2016.

(8)
Includes 10,997 shares of common stock held by Mr. Paprzycki and 7,565 shares of common stock held by Prudential Retirement, as trustee of Westmoreland’s 401(k) plan,. Additionally, includes 7,000 shares of common stock that may be purchased upon exercise of options under our 2007 Plan and 5,486 shares of common stock Mr. Paprzycki may acquire through the Company's LTIP vesting April 1, 2016.

(9)
Includes 11,861 shares of common stock held by Ms. Grafton and 6,585 shares of common stock held by Prudential Retirement, as trustee of Westmoreland’s 401(k) plan, and 3,081 shares of common stock Ms. Grafton may acquire through the Company's LTIP vesting April 1, 2016.

(10)
Includes 18,809 shares of common stock held by Mr. Micheletti and 4,831 shares of common stock held by Prudential Retirement, as trustee of Westmoreland’s 401(k) plan. Additionally, includes 5,000 shares of common stock that may be purchased upon exercise of options under our 2007 Plan and 2,978 shares of common stock Mr. Micheletti may acquire through the Company's LTIP vesting April 1, 2016.

(11)	Includes 1,254 shares of common stock held by Mr. Schadan and 3,891 shares of common stock Mr. Schadan may acquire through the Company's LTIP vesting April 1, 2016.
(12)	Includes 207 shares of common stock held by Mr. Veenstra and 376 shares of common stock Mr. Veenstra may acquire through the Company's LTIP vesting April 1, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The NASDAQ Stock Market. To the knowledge of management, based solely on its review of such reports, no person who at any time during the fiscal year ended December 31, 2015, was a director, executive officer, or beneficial owner of more than ten percent of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

At December 31, 2015, we had stock options and stock appreciation rights (“SARs”) outstanding from two stockholder-approved stock plans and one plan that was not approved by stockholders. The 2000 Non-employee Directors' Stock Incentive Plan is the only plan not approved by stockholders and provided for the grant of stock options to non-employee directors at the time they were first elected to the Board and at the time of each subsequent re-election to the Board. In October 2009, the Board terminated the 2000 Non-employee Directors' Stock Incentive Plan and several other stock-holder approved plans. The termination of these plans does not impair the rights of any participant under any award granted pursuant to the plans. All new equity issuances, whether to directors or officers, are made out of our stockholder-approved 2007 Equity Incentive Plan or our 2014 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity plans approved by security holders	113,706(1)	$22.36	303,668
Equity plans not approved by security holders	8,810(2)	$25.14	—
Total	122,516	$22.56	303,668(3)
____________________

(1)
The closing price of a share of our common stock as reported on The NASDAQ Stock Market on December 31, 2015, was $5.88. On December 31, 2015, there were 4,400 SARs outstanding and 109,306 stock options outstanding from equity plans approved by security holders. Included are SARs to acquire 2,500 shares of common stock with an exercise price of $29.48 and 1,900 shares of common stock with an exercise price of $24.41. Also, included are 78,750 stock options with an exercise price of $21.40 and 30,556 stock options with an exercise price of $24.12.

(2)	Includes SARs to acquire 8,810 shares of common stock with an exercise price of $25.14.
(3)
The number of securities remaining available for future issuance is as of December 31, 2015, and already reflects the reservation of shares for issuance to certain employees and directors upon the completion of certain time-based and performance-based vesting restrictions related to restricted stock units issued on April 1, 2013, May 21, 2013, May 20, 2014, June 2, 2014, April 1, 2015, and May 19, 2015.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides stockholders with a detailed description of the material elements of our compensation program for our Named Executive Officers for 2015. It discusses the policies and objectives that make up our compensation program, the compensation decisions made in 2015 and the rationale behind those decisions. This discussion is supplemented by compensation tables and accompanying narratives that follow.

For 2015, pursuant to SEC requirements, Westmoreland Coal Company's named executive officers (the "Named Executive Officers") were:

Named Executive Officer	Officer Title
Mr. Kevin Paprzycki	Chief Executive Officer
Mr. John Schadan	President and Chief Operating Officer
Mr. Jason Veenstra	Chief Financial Officer & Treasurer
Ms. Jennifer Grafton	Senior Vice President, Chief Administrative Officer and Corporate Secretary
Mr. Joseph Micheletti	Executive Vice President
Mr. Keith Alessi	Former Chief Executive Officer*
*Mr. Alessi retired from the Chief Executive Officer role effective December 1, 2015, at which point Messrs. Paprzycki, Veenstra and Schadan, were appointed to their current titles as part of a previously announced executive transition.

Executive Summary

Westmoreland Coal Company experienced two exceptional years in 2014 and 2015. A transformational 2014 transitioned into a strong 2015, laying the groundwork for a differentiated coal company able to withstand the strong headwinds facing the coal mining industry. During a period where Patriot Coal Corp., Walter Energy Inc. and Alpha Natural Resources Inc. filed for bankruptcy, Westmoreland completed its first drop down of assets into WMLP. As the calendar ticked into 2016, and coal miner Arch Coal Inc. filed for bankruptcy, we closed on our acquisition of mine-mouth coal supplier San Juan Coal Company. Our unique mine mouth business model with significant long-term contracted positions is allowing Westmoreland to continue steady operations at a time when many other companies are unable to do so. The Compensation and Benefits Committee (which we refer to throughout this Compensation Discussion and Analysis as the “Committee”) largely focused on the exceptional performance in 2014 when making compensation decisions at the beginning of fiscal year 2015. In February 2015, the Committee set base salaries and annual incentive program ("AIP") and long-term incentive program ("LTIP") target grants for 2015, with actual AIP bonus payout for performance in 2015 based upon achievement of preset goals by the end of 2015. The goals set, and grants awarded, in early 2015 reflect a view from the end of 2014, the ultimate compensation earned by an executive in 2015 is reflective of performance and achievement in 2015. As such, we have included accomplishments from 2014 and 2015 as highlighted below.

2014 Accomplishments

•
We completed the acquisition of six active surface coal mines in Canada expanding us into a favorable mining jurisdiction and additional business lines, such as activated carbon and char, as well as establishing our first true export market capacity;

•
We amended our existing revolving credit facility to increase the maximum available borrowing capacity to $50 million, which may be increased to $100 million and can be used for borrowings and letters of credit, which was further amended in connection with our December refinancing;

•
We completed a public offering of Westmoreland common stock that raised approximately $60 million for general corporate purposes and increased our overall financial flexibility in order to pursue organic and acquisition growth strategies;

•
We monetized our port capacity agreement with Westshore Terminals in British Columbia in favor of a new supply chain collaboration with Ridley Terminals in British Columbia and CN Railroad that supports our export coal mine;

•
We entered into long term extensions on coal supply agreements with Saskatchewan Power Corporation at our Estevan mine in Saskatchewan, Canada, and with FMC Corporation and Tata Chemicals North America Inc. at our Kemmerer mine in Wyoming;

•
At the end of the year, we entered the MLP space through an acquisition of Oxford Resources GP, LLC, the general partner of Oxford Resource Partners, LP, and as a result of several related transactions we concluded fiscal year 2014 owning approximately 79% of the limited partner interests in Oxford Resource Partners, LP, which has been renamed Westmoreland Resource Partners, LP;

•
We refinanced and restructured our debt, previously consisting of 10.75% senior secured notes, now split between a term loan and 8.75% senior secured notes, and renegotiated our revolving credit facility. At the same time, we restructured $175 million in existing debt at the WMLP level;

•	Westmoreland finished 2014 with record revenues of $1.116 billion and a record adjusted EBITDA* of $175.5 million; and

•
Westmoreland's stock had the highest total return in 2014 of all energy stocks (as determined by Fidelity Investment's stock screening tool) whose market cap was above $500 million and were trading above $5.00 at year end.

2015 Accomplishments

•
We closed on the acquisition of Buckingham Coal Company, LLC, an underground coal operator in southern Ohio, on January 1, 2015, and in connection with the acquisition we increased our existing term loan by $75 million;

•	We redeemed all of our Series A preferred stock on February 4, 2015, ending our dividend obligation with respect to the Series A Preferred;

•	We entered into a purchase agreement on July 1, 2015, for the San Juan Acquisition, which was completed January 31, 2016;

•	We completed the Kemmerer Drop, resulting in our owning approximately 93.9% of limited partner interests in WMLP on a fully diluted basis;

•
Our Jewett mine in Jewett, Texas was awarded the 2015 Railroad Commission of Texas Coal Mining Reclamation Award for its innovative solar-powered irrigation water well, and our Beulah mine in North Dakota won the North Dakota Public Service Commission's State Reclamation Award for taking special measures to preserve wooded draws in its active mine area;

•
Our Jewett mine was also awarded the National Mining Association's prestigious Sentinels of Safety Award in the large surface coal mine category for its exemplary performance in 2014. In April, our Sheerness mine near Hanna, Alberta achieved a historic milestone of twenty consecutive years without recording a lost time incident;

•	We entered into a 14 year long term extension of our coal supply agreement with Saskatchewan Power Corporation at our Poplar River mine in Saskatchewan, Canada, extending the contract to 2029;

•	Our labor specialists and local mine teams successfully negotiated union contract extensions at our Estevan mine in Canada and our Beulah nine and Absaloka mine in the United States; and

•	We sold a company record 53.3 million tons in 2015 and finished 2015 with company record revenues of $1.4 billion, adjusted EBITDA* of $216.7 million and operating cash flows of $45.6 million.
*See page 50 for information about reconciliation of non-GAAP financial measures.

Executive Transition

On October 23, 2015, Westmoreland announced the retirement of our Chief Executive Officer Keith Alessi and the appointment of our former Chief Financial Officer, Kevin Paprzycki, as his successor, as well as the promotions of John Schadan to President and Chief Operating Officer, and Jason Veenstra to Chief Financial Officer (collectively, the "Executive Transition") to be effective January 1, 2016. The transition was later accelerated to December 1, 2015, due to Mr. Alessi's unexpected cancer diagnosis. An accomplished Company veteran, Mr. Paprzycki helped guide Westmoreland's growth from the Chief Financial Officer seat since 2008. Concurrently with the Executive Transition, Mr. Paprzycki was elected to the Board, filling the vacancy created by Mr. Alessi's retirement. Mr. Alessi remains with Westmoreland as an employee in a strategic role. His outstanding stock awards will continue to vest in the normal course.

Factors Creating Alignment between Pay and Performance

Our compensation programs support our key business objectives and are aligned with the success of our stockholders.  If our market capitalization declines, the value of our executives’ vested equity and the equity grants yet to vest will decline accordingly. As an executive’s level of responsibility within our organization increases, so does the percentage of total compensation that we link to performance through our cash bonus AIP and our equity LTIP. The chart below shows base salary, AIP and LTIP compensation, as a percentage of total compensation opportunity (using target awards for fiscal 2015) for our Chief Executive Officer and other Named Executive Officers at the end of 2015.

Westmoreland’s executive compensation program is designed to maintain an appropriate alignment between corporate performance and compensation. The following compensation features protect us from inappropriate risk-taking:

•	A substantial portion of each executive's total compensation is tied to performance, varying from 75% for the Chief Executive Officer to approximately 67% for the other Named Executive Officers;

•
The performance-based incentive compensation program rewards executives for achieving, or exceeding, predetermined goals for nationally reported safety metrics, growth of free cash flow and individual objectives;

•	Stock ownership guidelines are designed to align the financial interests of executives with those of our stockholders;

•	Our compensation programs are overseen by a Compensation and Benefits Committee of experienced and independent directors, who are assisted by an independent compensation consultant;

•	We conduct an annual risk review to identify and limit any material adverse effects of our compensation policies and practices;

•	We have no supplemental executive retirement plans;

•	No tax gross-up provisions in any compensation plans;

•	No employment agreements with any employees, other than certain rights to which they are entitled if they are terminated in connection with a change of control; and

•	No excessive perquisites such as company aircraft or car leases, other than for vehicles used at mine operation sites.

We believe our executive compensation programs, as more fully described in this Compensation Discussion and Analysis and accompanying tables contained in this Proxy Statement, are structured in the best manner possible to grow our business profitably, while also supporting our culture and traditions that have guided us for over 160 years.

Significant Compensation Actions

The Board, upon recommendation by the Committee, made the following decisions and took the following actions with respect to our executive compensation program:

•
Determined, and recommended to the Board, the compensation package for Mr. Paprzycki, who was appointed to the position of Chief Executive Officer effective December 1, 2015. Mr. Paprzycki's compensation package is 75% performance-based to ensure alignment with overall Westmoreland stockholder goals. The Committee also set the base salaries and incentive compensation goals for both Messrs. Schadan and Veenstra as part of Westmoreland's Executive Transition;

•
Increased the financial percentage of each executive's AIP from 40% to 50% and decreased the individual component from 40% to 30%, creating a stronger association between payout of AIP and the overall Company performance; and

•
Changed the performance metric for the LTIP performance-based RSUs from a three-year free cash flow metric to a total stockholder return metric, weighted 30% Market Vectors Global Coal Index and 70% Russell 3000 Index. The Committee and the Board felt, given the state of the capital markets at the time, that this change better aligned the management team with stockholder goals.

Components of the Executive Compensation Program for 2015

Throughout this Compensation Discussion and Analysis, all individuals who served as principal executive officer or principal financial officer during fiscal year 2015, as well as the other individuals included in the “Summary Compensation Table” on page 32 of this Proxy Statement pursuant to Item 402 of Regulation S-K and Securities and Exchange Commission ("SEC") requirements, are referred to as the Named Executive Officers. They were (i) Kevin A. Paprzycki, our Chief Executive Officer, (ii) Jason W. Veenstra, our Chief Financial Officer and Treasurer, (iii) John A. Schadan, President and Chief Operating Officer, (iv) Joseph E. Micheletti, Executive Vice President, (v) Jennifer S. Grafton, Senior Vice President, Chief Administrative Officer and Corporate Secretary, and (vi) Keith E. Alessi, our former Chief Executive Officer who served during a portion of fiscal year 2015. Our executive compensation program consists of three main elements: base salary, long-term incentive awards and annual incentive awards. Executives are also eligible for standard post-employment benefits.

Element of Executive Officer Compensation	Description
Base Salary
Ongoing cash compensation based on the executive officer’s role. Salary levels are evaluated annually and are based on each executive’s role and responsibility, market data, applicable experience, unique skills, past performance, and future potential with us. Individual increases to base salary are not guaranteed for our Named Executive Officers and are provided only at the Committee’s discretion after a review of an individual’s performance and relevant market data. Base salary is intended to provide a degree of financial certainty and stability.

Annual Incentive Award
The annual incentive plan is intended to provide compensation for performance based on the achievement of strategic goals and objectives. The incentive pay is based on financial, safety and personal performance. If minimum performance for the financial and safety components are not met, then no payout is made for that particular component. The annual incentive pay motivates our executive officers to achieve annual goals and position Westmoreland for long-term success.

Long-Term Awards
Long-term incentive awards are designed to align the interests of our executives with those of our stockholders. Awards are granted annually under our equity incentive plan. The performance-based awards vest upon the achievement of a preset three-year performance measure. Current unvested outstanding awards are linked to either free cash flow or total stockholder return. The number of shares issued is determined by the Committee or Board on an annual basis and typically reflects a percentage of base salary. Long-term awards incentivize our executive officers to achieve long-term, sustainable success for Westmoreland and to create stockholder value.

Post-Employment Benefits
We have a severance policy that provides, under certain circumstances, executives with 12 months of base pay, in addition to 9 months of outplacement assistance and 12 months of health benefits at the same cost share as active employees. Payment is triggered upon: involuntary termination that is not for cause; the sale of a facility or division; or a position being relocated by at least fifty miles. All Named Executive Officers have also executed change in control agreements where upon termination after a change in control, as defined under the change in control agreements, Named Executive Officers are entitled to two times base pay and payment of their target annual incentive plan payout, as well as an immediate vesting of all unvested equity.

Compensation Program and Governance

General Compensation Practices and Philosophy

Our compensation philosophy aligns executive compensation with performance metrics that enhance stockholder value. Our compensation programs are guided by several key principles:

•	Align executives’ interests with long-term stockholder interests through equity awards;

•	Link pay to performance by making a substantial portion of total executive compensation variable or “at risk” over the short- and long-term; and

•	Provide a compensation program that emphasizes direct compensation as opposed to perquisites and other benefits.

Westmoreland bases its total compensation strategy on a moderate growth model, which emphasizes a balance of fixed and variable compensation. Westmoreland seeks to provide a portion of short-term incentive based on financial, safety and personal goals and provides a significant percentage of pay in the form of long-term equity. Subject to certain rights when terminated in connection with a change of control provided in change of control agreements entered into with our Named Executive Officers in 2015, our Named Executive Officers are at-will employees and do not have employment agreements. Our Named Executive Officers' severance benefits and change in control agreement terms are further described in the Potential Payments upon Termination or Change-in-Control Section beginning on page 36.

The Westmoreland benefits philosophy is to provide officers with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2015, the management team received the same benefits that are generally available to other Westmoreland employees. Westmoreland additionally provides physical examinations to executives, which we believe is a prudent measure to help ensure the health of our executives. The executive physical is a benefit generally provided by our peer group companies and is available at a reasonable cost to Westmoreland.

Our disability benefit is capped at a certain dollar threshold. This precludes the management team from receiving the same 60% disability pay replacement as the general employee population. As such, Westmoreland provides additional long-term disability insurance to the management team to match the same benefit as non-executives.

Stock Ownership Requirement, Change in Control Agreements, Hedging and Clawbacks

Highlights:

•	Adopted Clawback Policy in advance of implementation of the SEC Rule 10D-1;

•	Hedging and pledging are prohibited through Westmoreland's insider trading policy;

•	Named Executive Officers are subject to double-trigger change in control provisions and vesting of equity awards does not automatically occur upon a change in control; and

•
Executives are subject to mandatory stock ownership guidelines that require executives to hold all stock grants until such time as their total ownership in Westmoreland stock exceeds a preset multiple of their salary. At no time, may they own less than their required ownership after achieving the goal.

To align the interests of our executive management team with that of our stockholders and promote our commitment to sound corporate governance, the management team is subject to stock ownership requirements. The management team is expected to be in compliance with these guidelines within five years of becoming subject to the policy. The ownership requirement for our officers is calculated as a multiple of base salary as follows:

Executive Level	Multiple of Base Salary
Chief Executive Officer	3.0x
Named Executive Officers	1.5x

In September 2015, the Committee recommended, and the Board approved, that the Company use a full year trailing average stock price for the prior fiscal year (beginning on January 1 of each year) to determine whether an executive or director meets the stock ownership requirements. As of the end of 2015, Ms. Grafton and Mr. Micheletti meet their respective stock ownership requirements. Messrs. Schadan and Veenstra (each of whom joined the Company in April 2014) have until 2019 to comply with the stock ownership requirement. Mr. Paprzycki does not yet meet the stock ownership requirement for Chief Executive Officer.

In early 2015, we executed double-trigger change in control agreements with all of our Named Executive Officers, giving them certain rights after a change in control and an additional event, as defined under each Named Executive Officers individual change in control agreement, which entitles such officer to two times base pay and payment of such officer's target annual incentive plan payout, as well as an immediate vesting of all equity not yet vested.

We believe that stock hedging by the executive management team works counter to the objectives of our executive compensation strategy and disturbs the relationship between our executive compensation packages and stockholder interests. In February 2013, the Board of Directors adopted a provision within our insider trading policy that prohibits hedging or monetization transactions including, but not limited to, prepaid variable forwards, equity swaps, collars and exchange funds. The hedging provision aims to bar executive management from taking any action that could be seen as misaligning their objectives from that of all other Company stockholders. Additionally, our insider trading policy prohibits holding Company securities in a margin account or otherwise pledging Company securities.

In February 2016, the Committee recommended, and the Board approved, the adoption of a clawback policy for incentive-based executive compensation ("Clawback Policy"). The Clawback Policy was adopted with the intent that it will meet the scope of the currently proposed Securities and Exchange Commission Rule 10D-1 and ultimately the associated NASDAQ listing exchange rules. Under the Clawback Policy, in the event that the Company is required to prepare an accounting restatement due to the Company's material noncompliance with a financial reporting requirement, the Company shall make reasonable efforts to recover from any current or former executive officer the amount of certain incentive-based compensation in excess of what would have been paid or granted to that executive officer under the circumstances reflected by the accounting restatement. The Clawback Policy applies to any incentive-based compensation paid to an executive officer within the three-year period preceding the date of the restatement.

Peer Group

The Committee considers comparative data of executives’ compensation within our peer group by comparing practices in executive compensation generally and compensation specifics for benchmarking. There are few comparably-sized publicly-traded coal companies, therefore the companies in our peer group are included for having at least one of the following characteristics:

•	Focused on comparable industry (energy-related), specifically, coal, mining and oil and gas-related companies;

•	Comparable size in relation to revenue and employees; or

•	Publicly-traded Colorado headquartered companies with whom we compete for top public company talent.

Our Committee reviews the composition and appropriateness of our peer group annually. Following a review in early 2015, the Committee adjusted our peer group companies to reflect the increased size of the Company following the acquisition of certain mining operations from Sherritt International Corporation. The Committee is assisted in this decision by our compensation consultant, Pay Governance, whose role is more thoroughly discussed below. The fiscal year 2015 peer group is made up of the following companies:

Access Midstream Partners	Alliance Holdings	Alliance Resource Partners
Arch Coal	Cloud Peak Energy	Dril-Quip
Genesee & Wyoming	HEICO	Innospec
Koppers Holdings	Parker Drilling	Pioneer Energy Services
Stillwater Mining	SunCoke Energy	Walter Energy

Federal Income Tax and Other Consequences

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct certain forms of compensation in excess of $1,000,000 paid per year to our Named Executive Officers who are employed by us at year-end. The Committee believes that it is generally in our best interest to satisfy the requirements for deductibility under Internal Revenue Code Section 162(m). Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of long-term performance awards. However, notwithstanding this general policy, the Committee also believes that there may be circumstances when our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Internal Revenue Code Section 162(m). Accordingly, we reserve the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Role of the Compensation Consultant and the CEO in the Compensation Program

Compensation Consultant

The Committee has the authority to retain outside counsel, consultants and other advisers to assist it in evaluating compensation or in otherwise discharging its duties and responsibilities. The Committee engaged Pay Governance (the “Consultant”) for advice regarding the structuring of executive compensation for fiscal year 2015 and recently reengaged the Consultant for fiscal year 2016. The Consultant assists the Committee in determining appropriate peers for purposes of comparing market compensation and provides other related services. The Committee has authorized the Consultant to interact with management on its behalf. The Consultant has not provided any services for Westmoreland other than the services it provided to the Committee. The Committee has concluded, under the guidance of SEC rules and relevant NASDAQ listing standards, that the Consultant’s work does not raise any conflict of interest.

Determining Executive Compensation

Determinations regarding 2015 executive officer compensation were largely made at the February 2015 Committee meeting. The Committee made further executive officer compensation decisions as part of the Executive Transition. The following table summarizes the roles of the Committee, Consultant and Chief Executive Officer in executive compensation decision making.

Responsible Party	Roles and Responsibilities
Compensation and Benefits Committee of the Board of Directors The Committee is currently comprised of four Independent Directors and reports to the Board.
●     Retains independent counsel, consultants and other advisers to assist it in evaluating compensation or in otherwise discharging its responsibilities.
●     Works with the CEO to set performance goals at the beginning of each year targeted to positively influence stockholder value and evaluates CEO performance in relation to those goals and overall performance of the Company.
●     Determines and approves compensation for our executive officers.
●     Reviews and approves overall compensation strategy and all programs in which our executive officers participate, including equity, bonus (including all performance-based goals), retirement and other benefit plans.
●     Reviews compensation philosophy, metrics and amounts, and the results of stockholder say-on-pay votes, before establishing executive compensation.
●     Considers comparable metrics in our peer group.

Consultant to the Compensation Committee Pay Governance, as an independent consultant retained directly by the Committee, provides consulting advice on matters of governance and executive compensation
●     Provides advice and opinion on the appropriateness and competitiveness of our compensation programs relative to market practice.
●     Performs all functions at the direction of the Committee.
●     Attends Committee meetings.
●     Provides advice regarding compensation decision-making governance.
●     Provides market data, as requested.
●     Consults on various compensation matters and recommends compensation program designs and practices.
●     With the cooperation of management, works to conduct an assessment of the risks arising from our compensation programs.
●     Confers with the CEO and CAO on compensation levels, incentives and goals.

Chief Executive Officer With the support of other members of the management team
●     Works with the other executive officers to set personal performance goals at the beginning of each year targeted to positively influence stockholder value.
●     Reviews performance of the other executive officers against the set goals and makes recommendations to the Committee with respect to their compensation.
●     Confers with the Committee concerning design and development of compensation and benefit plans for Westmoreland employees.
●     Recommends appropriate company-wide and mine financial and non-financial performance goals for the annual incentive program.

Components of Executive Compensation in Fiscal Year 2015

In February of 2015, the Committee set base salaries, AIP and LTIP goals for fiscal year 2015. As part of the Executive Transition, the Committee reviewed and adjusted AIP and LTIP goals for 2016 for Messrs. Paprzycki, Schadan and Veenstra, commensurate with their new roles and heightened responsibilities; which included increases in base salary effective December 1, 2015. However, these executives' 2015 AIP and LTIP percentages and awards remain based on their prior base salaries and the Committee's February 2015 review.
Base Salaries

2015 Base Salaries for Named Executive Officers

Name	Position	Base Salary
Kevin A. Paprzycki(1)	Chief Executive Officer	$500,000
John A. Schadan(1)(2)	President and Chief Operating Officer	$273,700
Jason W. Veenstra(1)(2)	Chief Financial Officer	$234,600
Jennifer S. Grafton	SVP, Chief Administrative Officer and Corporate Secretary	$330,000
Joseph E. Micheletti	Executive Vice President	$300,000
Keith E. Alessi(3)	Former President and Chief Executive Officer	$800,000

(1)
Base salaries listed are as of the Executive Transition on December 1, 2015. Prior to their promotions, Mr. Paprzicki's base salary was $450,000; Mr. Schadan's base salary was $234,600 and Mr. Veenstra's base salary was $187,680. Please see footnote (2) for further description of these salaries for our Canadian executives. As further described below, these officers' AIP awards and LTIP equity grants for 2015 are based on their compensation packages prior to the Executive Transition.

(2)
Messrs. Schadan and Veenstra are located in Westmoreland's corporate office in Edmonton, Alberta, and as such their cash compensation figures have been converted to U.S. dollar amounts throughout this Proxy Statement using the Bank of Canada full year conversion average for 2015 of $0.7820 U.S. dollars per Canadian dollar, for comparability purposes only. Mr. Schadan's Canadian dollar cash salary amount was set to $300,000 in February of 2015 and adjusted to $350,000 as part of the Executive Transition. Mr. Veenstra's Canadian dollar cash salary amount was set to $240,000 in February of 2015 and adjusted to $300,000 as part of the Executive Transition.

(3)
On December 1, 2015, Mr. Alessi retired from his role as Chief Executive Officer and transitioned to CEO - Emeritus where he will providing strategic support to both the Board of Directors and management, as well as maintaining key relationships and evaluating business development opportunities. Mr. Alessi has been on disability leave since the Executive Transition.

Annual Incentive Compensation

GOAL	PERCENT OF TOTAL
Financial
Goal: Annual budgeted free cash flow of Westmoreland, on either a U.S. or global consolidated basis.
●     50% payout upon meeting 80% of goal (threshold)
●     100% payout upon meeting 100% of goal (target)
●     200% payout upon meeting 120% of goal (maximum)
● 50% for all executives
Safety
Goal: A mix of objective (total reportable incident rate) and subjective (performance in safety audits and training) indicators intended to promote safe production.
●     50% payout upon meeting 100% of goal (threshold)
●     100% payout upon meeting 125% of goal (target)
●     200% payout upon meeting 150% of goal (maximum)
● 20% for all executives
Individual
The payout is evaluated on achievement of individual goals established between the executive and the CEO (or, in the case of the CEO, between him and the Board) and is based on the executive’s overall performance. An executive may receive greater than 100% payout for the individual goal based on exemplary performance, as approved by the Committee, or in the case of the CEO, by the Board.
● 30% for all executives

2015 Target vs. Actual AIP Bonus Paid

Name	% of Annual Base Salary	Target Total Cash Incentive Bonus	% of Target Individual Bonus Approved(2)	% of Target Financial Bonus Approved(2)	% of Target Safety Bonus Approved(2)	Total Cash Bonus
Kevin A. Paprzycki(1)	50%	$225,000	110%	100%	70%	$218,326
John A. Schadan(1)	50%	$117,300	100%	100%	70%	$110,185(3)
Jason W. Veenstra(1)	30%	$56,304	100%	100%	70%	$52,889(3)
Jennifer S. Grafton	50%	$165,000	100%	100%	70%	$154,992
Joseph E. Micheletti	50%	$150,000	133%	72%	74%	$140,697
Keith E. Alessi(4)	100%	$800,000	—%	—%	—%	$0

(1)
AIP awards are based on pre-Executive Transition salaries and goals. After the Executive Transition, Mr. Paprzycki's base salary was increased to $500,000 and AIP target of 100% of base salary; Mr. Schadan's base salary was increased to $350,000 Canadian Dollars and AIP target of 100% of base salary; Mr. Veenstra's base salary was increased to $300,000 Canadian Dollars and AIP target of 50% of base salary. Please see the reference in footnote (3) to conversion of our Canadian executives' pay to U.S. dollars.

(2)	See descriptions of Individual, Financial and Safety Evaluations below under "Named Executive Officer Compensation in Fiscal Year 2015".
(3)
Mssrs. Schadan and Veenstra are located in Westmoreland's corporate office in Edmonton, Alberta, and as such their cash compensation figures have been converted to U.S. dollar amounts throughout this Proxy Statement using the Bank of Canada full year conversion average for 2015 of $0.7820 U.S. dollars per Canadian dollar, for comparability purposes only. Mr. Schadan's CAD AIP bonus goal was set to $150,000 in February of 2015, and he achieved a pay-out of $140,902 in CAD. Mr. Veenstra's CAD AIP bonus goal was set to $72,000 in February of 2015, and he achieved a pay-out of $67,633 in CAD.

(4)
Mr Alessi did not feel it would be appropriate for him to receive an AIP payment given the drop in stock price and general industry conditions. He therefore forfeited any AIP bonus to which he was otherwise entitled.

Long-Term Incentive Compensation

GOAL	LTIP COMPONENTS	PERCENT OF TOTAL
Performance-Based Shares
2013 - 2015 Award Goal: Three year cumulative free cash flow goal (cash payment)
● 50% payout upon meeting 80% of goal (threshold)
● 100% payout upon meeting 100% of goal (target)
● 150% payout upon meeting 120% of goal (maximum)
2014 - 2016 Award Goal: Three year cumulative free cash flow goal
● 50% payout upon meeting 80% of goal (threshold)
● 100% payout upon meeting 100% of goal (target)
● 150% payout upon meeting 120% of goal (maximum)
2015 - 2017 Award Goal: Indexed total stockholder return (30% Market Vectors Global Coal Index and 70% Russell 3000 Index)
● 50% payout upon achieving 25th percentile of index (threshold)
● 100% payout upon achieving 50th percentile of index (target)
● 150% payout upon achieving 75th percentile of index (maximum)
● 50% for all executives
Time-Based Shares	Shares vest in equal annual installments over a three-year period based on completion of the service requirement.	● 50% for all executives

Long-Term Incentive Award Grants for Named Executive Officers for 2015

Name	Percentage of Base Salary	Cash or Cash Value of Time-Based RSUs(1)	Cash or Cash Value of Performance-Based RSUs(1)	Total Cash Value of RSUs
Kevin A. Paprzycki(1)	150%	$337,550	$337,524	$675,074
John A. Schadan(1)	150%	$225,007	$224,961	$449,968
Jason W. Veenstra(1)	25%	$30,012	$30,012	$60,024
Jennifer S. Grafton	150%	$247,516	$247,516	$495,032
Joseph E. Micheletti	100%	$150,058	$150,005	$300,063
Keith E. Alessi	300%	$1,200,064	$1,200,010	$2,400,074

(1)
LTIP awards are based on pre-Executive Transition salaries and goals. After the Executive Transition, Mr. Paprzycki's base salary was increased to $500,000 and LTIP target of 200% of base salary; Mr. Schadan's base salary was increased to $350,000 CAD and LTIP target of 200% of base salary; Mr. Veenstra's base salary was increased to $300,000 CAD and LTIP target of 100% of base salary. For our Canadian executives, base salaries were not converted to U.S. dollar values before determining their respective equity grants.

Named Executive Officer Compensation in Fiscal Year 2015

Westmoreland’s Named Executive Officer compensation is broken down into several components. The Named Executive Officers are generally compensated at the same percentage of targeted bonus for meeting team financial and safety goals set by the Committee, however, individual performance may factor into the decision on certain awards. The following provides more information on executives' compensation decisions where individuals are compensated differently or the reasoning is different.

Annual Incentive Compensation: Financial and Safety Components

Financial Component: The financial component was based on Westmoreland’s free cash flow. Free cash flow is used as the financial metric for AIP awards as we believe it is the best indicator of the health of the Company on an annual basis. With free cash flow generation, Westmoreland can delever and create liquidity for future growth as opportunities present themselves. In 2015, the Named Executive Officers, except for Mr. Micheletti, were subject to the global consolidated free cash flow goal due to the breadth of their responsibility across the entire operation, while Mr. Micheletti was subject to the U.S. consolidated free cash flow goal due to his focus on integration of the Ohio operations and U.S. merger and acquisition activity. The management team achieved a global consolidated free cash flow goal of 109%, but Mr. Paprzycki determined to cap the payout at 100% for 2015 performance due to the difficult industry environment that the Company is facing. The U.S. consolidated free cash flow paid out at 72%.

Safety Component: The safety component was based on consolidated mine site performance weighted by number of employees and hours worked at each mine site during that calendar year. As such, the mines with the largest number of employees and hours worked had a higher contribution to the consolidated safety performance than mines such as Savage with less than 10 employees. The global consolidated performance was weighted equally 50% from Canada consolidated mine sites and 50% from US consolidated mine sites. Each mine site’s performance was based on an objective goal of reduced total reportable incident rate (“TRIR”) from performance in 2014 (or identical TRIR performance should the rate in 2014 been zero), as well as mine-specific subjective goals focused on activities proven to drive safe production. The global consolidated safety payout was 70%, while the U.S. consolidated safety payout was 74%.

Kevin A. Paprzycki, Chief Executive Officer

Total Salary and Cash Bonus Received for 2015	2015 Base Salary	Cash Bonus for 2015	# of RSUs / Grant Date Fair Value of 2015 RSUs
$638,711	$450,000/$500,000	$218,326	25,373 RSUs/$675,074
Base Salary and Annual Incentive Compensation: Individual Component

The Committee increased Mr. Paprzycki’s base salary to $450,000 with respect to his previous role as Chief Financial Officer effective April 1, 2015. In connection with his promotion to Chief Executive Officer on December 1, 2015, the Committee recommended, and the Board approved, Mr. Paprzycki's base salary of $500,000 with the assistance of the Consultant, utilizing peer group and market survey data.

The Committee recommended, and the Board approved, an AIP cash bonus payout of $218,326 for Mr. Paprzycki. In 2015, Mr. Paprzycki led Westmoreland through the negotiations and closing of several major transactions including the Kemmerer Drop and the San Juan Acquisition. On the heels of the integration of U.S. and Canadian financial reporting, planning and analysis, his team once again integrated our newly acquired Ohio operations. For much of the year, Mr. Paprzycki also led our investor relations function.

John A. Schadan, President and Chief Operating Officer

Total Salary and Cash Bonus Received for 2015	2015 Base Salary	Cash Bonus for 2015	# of RSUs / Grant Date Fair Value of 2015 RSUs
$344,622	$234,600/$273,700	$110,185	16,914 RSUs/$449,968

Base Salary and Annual Incentive Compensation: Individual Component

On March 13, 2015, Mr. Schadan was promoted to President - Canada Operations, and was recently promoted to President and Chief Operating Officer as part of the Executive Transition. When Mr. Schadan was promoted in March 2015, the Committee increased his salary to be $300,000 in Canadian dollars. In connection with his promotion to President and Chief Operating Officer on December 1, 2015, the Committee determined Mr. Schadan's base salary of $350,000 CAD with the assistance of the Consultant, utilizing peer group and market survey data. Mr. Schadan works out of our corporate office in Edmonton, Alberta, and as such his salary and cash bonuses were all paid in Canadian dollars, and his cash compensation figures have been converted to U.S. dollar amounts throughout this Proxy Statement using the Bank of Canada full year conversion average for 2015 of $0.7820 U.S. dollars per Canadian dollar, for comparability purposes only.

The Chief Executive Officer proposed, and the Committee approved, an individual performance payout of $140,902 in Canadian dollars, or $110,185 in U.S. dollars using the above conversion rate, for Mr. Schadan. Mr. Schadan consistently exceeded expectations by delivering above budgeted results at the Canadian operations, and was promoted to President - Canada Operations in March of 2015 and then again to President and Chief Operating Officer on December 1, 2015, when he assumed responsibility for all of Westmoreland’s operating mines. Mr. Schadan oversaw the successful completion of a new four year collective bargaining agreement with the United Mine Workers Association at the Estevan Mine as well as a 14 year extension to the Poplar River coal supply agreement with SaskPower.

Jason W. Veenstra, Chief Financial Officer and Treasurer

Total Salary and Cash Bonus Received for 2015	2015 Base Salary	Cash Bonus for 2015	# of RSUs / Grant Date Fair Value of 2015 RSUs
$240,735	$187,680/$234,600	$52,889	2,256 RSUs/$60,024

Base Salary and Annual Incentive Compensation: Individual Component

Mr. Veenstra was appointed to the Chief Financial Officer role on December 1, 2015, and at that time the Committee determined Mr. Veenstra’s base salary to be $300,000 CAD. During 2015 but prior to his appointment to Chief Financial Officer, Mr. Veenstra was acting as our CFO - Canada and his base salary was $240,000 CAD. The Committee determined Mr. Veenstra’s base salary with the assistance of the Consultant, utilizing peer group and market survey data. Mr. Veenstra works out of our corporate office in Edmonton, Alberta, and as such his salary and cash bonuses were all paid in Canadian dollars, and his cash compensation figures have been converted to U.S. dollar amounts throughout this Proxy Statement using the Bank of Canada full year conversion average for 2015 of $0.7820 U.S. dollars per Canadian dollar, for comparability purposes only.

The Chief Executive Officer proposed, and the Committee approved, an individual performance payout of $67,633 in Canadian dollars, or $52,889 in U.S. dollars using the above conversion, for Mr. Veenstra. In 2015, Mr. Veenstra was pivotal in the negotiation and closing of both the Kemmerer Drop and the San Juan Acquisition, as he led teams that provided extensive due diligence and financial modeling. Mr. Veenstra helped negotiate an amendment to the revolving loan facility at Westmoreland and put in place a new revolving loan facility at WMLP.

Jennifer S. Grafton, Senior Vice President, Chief Administrative Officer and Secretary

Total Salary and Cash Bonus Received for 2015	2015 Base Salary	Cash Bonus for 2015	# of RSUs / Grant Date Fair Value of 2015 RSUs
$476,915	$330,000	$154,992	18,606 RSUs/$495,032

Base Salary and Annual Incentive Compensation: Individual Component

The Committee increased Ms. Grafton’s base salary to $330,000 effective April 1, 2015. The Committee determined Ms. Grafton’s base salary with the assistance of the Consultant, utilizing peer group and market survey data.

The Chief Executive Officer proposed, and the Committee approved, an individual performance payout of $154,992 for Ms. Grafton. In 2015, Ms. Grafton spearheaded the global integration of Westmoreland's human resources department across the Canadian border, while overseeing the additions of the Buckingham and WMLP mines. Ms. Grafton leads Westmoreland in the areas of legal, business development, insurance and risk. Ms. Grafton continued her role as Secretary and oversaw corporate compliance with charters, policies, and regulations.

Joseph E. Micheletti, Executive Vice President

Total Salary and Cash Bonus Received for 2015	2015 Base Salary	Cash Bonus for 2015	# of RSUs / Grant Date Fair Value of 2015 RSUs
$438,086	$300,000	$140,967	11,278 RSUs/$300,063

Base Salary and Annual Incentive Compensation: Individual Component

The Committee increased Mr. Micheletti’s base salary to $300,000 effective April 1, 2015. The Committee determined Mr. Micheletti’s base salary with the assistance of the Consultant, utilizing peer group and market survey data.

The Chief Executive Officer proposed, and the Committee approved, an individual performance payout of $140,967 for Mr. Micheletti. In 2015, Mr. Micheletti was instrumental in leading the operational acquisition team's due diligence and analysis for the San Juan Acquisition. Mr. Micheletti was successful in guiding the integration of newly acquired mines in Ohio to meet Westmoreland standards for safety and operations.

Discussion of Performance-Based Compensation Components
The Board is keenly focused on tying executive compensation to our performance. On an annual basis, the management team has a significant portion of its compensation aligned with key financial metrics and performance indicators. These metrics are approved by the Committee in February of each year. In 2014, the Committee elected to tie the financial component of the management team’s short-term AIP bonus to the free cash flow metric. After the acquisition of our Canadian mines, certain of our Named Executive Officer's financial components were tied to one year U.S. consolidated or a Westmoreland global consolidated free cash flow metric. The Board and management view the free cash flow metric as one of the most important metrics tied to value maximization for both the stockholder and the stakeholder. To Westmoreland, free cash flow generation lays the groundwork from which many other financial decisions stem and is the basis for sustainability of stockholder value. The Board stressed the importance of this metric to management through the tying of management cash bonuses to annual free cash flow goals. These goals are created based on long-term operating budgets and set to be aggressive, yet attainable. Management's annual AIP goals, as well as the three year performance-based LTIP awards from 2013-2015 and 2014-2016, continue to be tied to free cash flow.
Beginning in 2015, the Committee started tying management's three year performance-based LTIP award to a total stockholder return metric, with the assistance of the Consultant. As further described in the Long-term Incentive Compensation section above, our performance-based LTIP awards cliff vest after three years based on threshold, target and maximum payouts. To further align management's objectives with those of stockholders, the Board granted 2015 LTIP awards that measure Westmoreland stock performance over a three year period against a blend of Russell 3000 Index (70%) and a mix of peers using the Market Vectors Global Coal Index (30%). Management's threshold of the 25th percentile, target of the 50th percentile and maximum of the 75th percentile goal levels are based on Westmoreland's total stockholder return against the indexed blend of stocks. The Board and Committee's movement to include another stockholder value parallel metric emphasizes the importance given to aligning management and stockholder goals.
*****
In reference to financials included in this Compensation Discussion and Analysis, please see our note on Explanation of Non-GAAP Financial Measures under the Additional Information section on page 50.

EXECUTIVE COMPENSATION FOR 2015

Summary Compensation Table

The following tables set forth information regarding the fiscal year 2015 compensation for our Named Executive Officers. Columns required by SEC rules are omitted where there is no amount to report. The table also sets forth information regarding the fiscal 2013 and/or fiscal 2014 compensation for those individuals who were also Named Executive Officers in fiscal 2013 and/or fiscal 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(6)	Stock Awards ($)(1)(5)	Non-Equity Incentive Plan Compen- sation ($)(2)	Change in Pension Value Earnings ($)	All Other Compen- ation ($)(3)	Total ($)
Kevin A. Paprzycki Chief Executive Officer	2015	420,385	—	675,074	218,326	(1,502)	17,323	1,329,606
	2014	321,923	75,000	231,038	330,000	15,468	17,448	990,877
	2013	289,231	—	210,000	122,541	(10,349)	17,129	628,552
Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary	2015	321,923	—	495,032	154,992	(107)	17,323	989,163
	2014	281,154	75,000	210,029	300,000	774	17,374	884,331
	2013	221,923	—	161,000	93,948	(546)	16,818	493,143
John A. Schadan President and Chief Operating Officer(7)	2015	243,437	—	449,968	110,185	—	32,461	836,051
	2014	160,678	34,508	197,818	94,315	—	21,294	508,613
Joseph E. Micheletti Executive Vice President	2015	297,119	—	300,063	140,697	(5,243)	17,323	749,959
	2014	282,219	—	202,585	103,369	60,645	17,435	666,253
	2013	254,278	—	184,100	86,965	(36,803)	17,039	505,579
Jason W. Veenstra Chief Financial Officer(7)	2015	187,846	—	60,024	52,889	—	26,570	327,329

Former Named Executive Officer
Keith E. Alessi(4) CEO	2015	749,923	—	2,400,074	—	(569)	17,281	3,166,709
	2014	750,000	250,000	1,125,047	2,500,000	8,661	17,235	4,650,943
	2013	201,923	—	—	—	(3,546)	15,798	214,175
_____________________

(1)
Amounts in this column represent the aggregate grant date fair value of the equity awarded calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 - Share-Based Payment. This column was prepared assuming none of the awards will be forfeited.  Additional information is set forth in the “Grants of Plan-Based Awards” table below. Details regarding the 2015, 2014 and 2013 stock awards that are outstanding as of December 31, 2015 may be found in the “2015 Outstanding Equity Awards At Fiscal Year-End” table below. A more detailed discussion of the assumptions used in the valuation of stock awards made in fiscal year 2015 may be found in the Notes to the Financial Statements in the Company's Form 10-K for the year ended December 31, 2015.

(2)	Represents the cash bonus awarded under our Annual Incentive Plan, a discretionary performance-based award made in the first quarter of each fiscal year for performance in the prior fiscal year.
(3)
“All Other Compensation” for 2015 includes payments for our contributions to the Westmoreland's 401(k) plan and reimbursements for life insurance premiums. We contributed $15,900 in matching contributions to the 401(k) plan on behalf of each Named Executive Officer. Our 401(k) match program provided for a match of total cash compensation earned in 2015 up to a maximum allowable cash compensation of $265,000 equaling 6% of total cash compensation. We paid life insurance premiums of $1,381, $1,423, $1,423 and $1,423 during 2015 for Messrs. Alessi, Paprzycki, Micheletti and Ms. Grafton, respectively. Messrs. Schadan's and Veenstra's "All Other Compensation" categories include a retirement plan match, reimbursement of life insurance premiums and monthly parking fees.

(4)
Mr. Alessi was Chief Executive Officer and Chairman of the Board until retiring from those roles effective December 1, 2015. He has remained with Westmoreland in a strategic role. Messrs. Paprzycki, Schadan and Veenstra assumed their respective roles on December 1, 2015 as part of the Executive Transition described above under Compensation Discussion and Analysis.

(5)	Due to a shortage of available stock in our equity plan, Messrs. Paprzycki, Micheletti and Ms. Grafton were awarded cash awards in lieu of stock for long-term incentive purposes in 2013.
(6)
In 2014, Mr. Alessi, Mr. Paprzycki and Ms. Grafton received transaction bonuses for the successful close of Westmoreland's acquisition of certain mining operations from Sherritt International Corporation paid in stock. Mr. Schadan received a retention bonus in 2014.

(7)
Messrs. Schadan and Veenstra are located in Westmoreland's corporate office in Edmonton, Alberta, and as such their cash compensation figures have been converted to U.S. dollar amounts throughout this Proxy Statement using the Bank of Canada full year conversion average for 2015 of $0.7820 U.S. dollars per Canadian dollar, for comparability purposes only.

Components of Total Compensation

We believe in compensating our executive officers with a mix of both base salary and at-risk compensation made up of cash and equity. For a thorough discussion of our compensation components and the percentage of at-risk compensation, see the Components of the Executive Compensation Program for 2015 Section in the Compensation Discussion and Analysis on page 23.

Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation amounts are annual cash incentives under our AIP. The AIP is funded based on various components, which are unique to each Named Executive Officer, and may include our annual budgeted EBITDA, annual budgeted free cash flow, MSHA average for reportable incident rate for surface mines in the coal industry, and individual performance goals, all of which are discussed above in our Compensation Discussion and Analysis.

Equity Awards

Values for stock grants in the summary compensation table and numbers included in the grants of plan-based awards table relate to restricted stock and restricted stock units granted to the Named Executive Officers under our stockholder-approved 2007 and 2014 plans. The plan is administered by the Compensation and Benefits Committee, which has retained the exclusive authority to make awards under the plan. The Committee approves all long-term incentive grants to Named Executive Officers other than the CEO, whose grants are approved by the Board. The Committee also approves the overall grant pool for all other participants.

The primary purpose of the long-term incentive plan is to link compensation with the long-term interests of stockholders. For the 2015 stock award granted to Named Executive Officers, the time-based restricted stock units representing 50% of the total award were granted on April 1, 2015, and vest over three years with 33% of the shares becoming vested and available for release each year on April 1st. Full vesting occurs on April 1, 2018. The performance-based restricted stock units representing the other 50% of the total award were also granted on April 1, 2015 and will cliff vest on April 1, 2018, at varying levels upon achievement of at least the threshold goal based on a total stockholder return calculation. Awards not yet released are forfeited upon separation.

2015 Grants of Plan-Based Awards

			Estimated Future Payouts Under Performance- Based Equity Incentive Plan Awards(1)
Name	Grant Date	Approval Date by Board	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards(#)(1)	Grant Date Fair Value of Stock Awards($)(1)
Kevin A. Paprzycki	4/1/2015	2/19/2015	6,343	12,686	19,029	12,687	$675,074
Jennifer S. Grafton	4/1/2015	2/19/2015	4,652	9,303	13,955	9,303	$495,031
John A. Schadan	4/1/2015	2/19/2015	4,229	8,457	12,686	8,457	$450,014
Joseph Micheletti	4/1/2015	2/19/2015	2,819	5,638	8,457	5,640	$300,062
Jason W. Veenstra	4/1/2015	2/19/2015	564	1,128	1,692	1,128	$60,023
Keith E. Alessi	4/1/2015	2/19/2015	22,552	45,103	67,655	45,105	$2,400,074

(1)
The 2015 LTIP awards granted to the Named Executive Officers on April 1, 2015, consisted of time-based restricted stock units with a three-year vest and performance-based restricted stock units with a three-year cliff vest issued out of the stockholder approved 2014 Equity Incentive Plan. The grant date fair value on April 1, 2015, was $26.606 per share computed using a five-day trailing average including the grant date.

2015 Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
Name	Securities Underlying Unexercised Options(#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Units that have not vested (#)(1)	Market value of units that have not vested as of 12/31/15($)(2)	Unearned units that have not vested (#)(3)	Market value of unearned units that have not vested as of 12/31/15($)(2)
Kevin A. Paprzycki	2,500	29.48	6/5/2016
	1,900	24.41	7/1/2016
	7,000	21.40	7/1/2018
				$35,000(4)	$35,000(4)
				2,504	14,724
				12,687	74,600
						$105,000(4)	$105,000(4)
						3,755	22,079
						12,686	74,594
Jennifer S. Grafton				$26,833(4)	$26,833(4)
				2,276	13,383
				9,303	54,702
						$80,500(4)	$80,500(4)
						3,414	20,074
						9,303	54,702
John A. Schadan				2,144	12,607
				8,457	49,727
						3,215	18,904
						8,457	49,727
Joseph E. Micheletti	5,000	21.40	7/1/2018
				$30,683(4)	$61,367(4)
				2,196	12,912
				5,640	33,163
						$92,050(4)	$92,050(4)
						3,292	19,357
						5,638	33,151
Jason W. Veenstra				1,128	6,633
						1,128	6,633
Former Executive
Keith E. Alessi	30,556	24.12	5/2/2017
	60,000	21.40	7/1/2018
				12,192	71,689
				45,105	265,217
						18,287	107,528
						45,103	265,206

(1)
Awards in this column consist of restricted stock units with a grant dates of April 1, 2013, June 2, 2014 and April 1, 2015. Awards of restricted stock units vest in thirds over a three-year period beginning on the first anniversary of the date of grant, except that the grant on June 2, 2014, also vests on April 1st. To the extent vested in the last year, these units are reflected in the “Stock Vested in 2015” table below.

(2)
The market value of the awards of restricted stock units that have not yet vested was determined by multiplying the closing price of a share of common stock on December 31, 2015 ($5.88) by the number of shares.

(3)
Awards in this column consist of performance-based restricted stock units with a grant date of April 1, 2013, June 2, 2014 and April 1, 2015. These awards pay out at threshold, target and maximum performance goals, depending on the achievement of a free cash flow metric designated by the Compensation and Benefits Committee in 2013 and 2014, and a multi-indexed total stockholder return metric in 2014. Contingent on achievement of the performance goal on April 1, 2016, April 1, 2017, and April 1, 2018, these awards cliff vest. If threshold performance is not achieved, all awards will forfeit.

(4)
In 2013, due to a shortage of shares in the 2007 stockholder-approved equity plan, long-term incentive plan award recipients were awarded cash awards in lieu of stock. The 2013 long term incentive plan cash awards will function similarly to the equity awards. Time-based awards vest in thirds over a three-year period beginning on the first anniversary of the grant. Performance-based awards pay out at threshold, target and maximum performance goals, depending on the achievement of a free cash flow metric designated by the Compensation and Benefits Committee in 2013. Contingent on achievement of the performance goal on April 1, 2016, the recipients' awards cliff vest. If threshold performance is not achieved, all awards will forfeit.

Stock Vested in 2015

Name	Shares Acquired on Vesting(#)	Stock Value Realized on Vesting($)(1)
Kevin A. Paprzycki	14,508	$386,000
Jennifer S. Grafton	9,878	$262,814
John A. Schadan	1,072	$28,522
Joseph Micheletti	12,855	$342,020
Jason W. Veenstra	207	$5,507
Former Executive
Keith E. Alessi	82,479	$2,194,436
_____________________

(1)	The market value of the awards was determined by multiplying the vesting date fair value on April 1, 2015, was $26.606 per share computed using a five-day trailing average including the vest date.

2015 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit as of December 31, 2015 ($)(1)	Payments During Last Fiscal Year ($)
Keith E. Alessi	Westmoreland Retirement Plan (WCC)	2.08	44,913	—
Kevin A. Paprzycki	Westmoreland Retirement Plan (WCC)	3.0	54,201	—
Joseph E. Micheletti	Westmoreland Retirement Plan (WECO)	10.0	236,649	—
Jennifer S. Grafton	Westmoreland Retirement Plan (WCC)	0.5	2,338	—
_____________________

(1)
Pension economic assumptions are consistent with our SFAS 87 financial reporting for fiscal year 2015. Demographic assumptions are also consistent with our pension financial reporting, with the exception that per SEC guidance, pre-retirement decrements are not used. A discount rate of 4.25% was used for 2015.

Effective July 1, 2009, the Board froze all structures of our pension plan for non-union employees, including our Named Executive Officers, resulting in no future benefits accruing under these plans. Prior to July 2009, each of the Named Executive Officers except Mr. Veenstra and Mr. Schadan who each began employment with us after 2009, participated in one of the same defined benefit pension plan structures offered to other non-union employees. Eligible employees become fully vested after five years of vested service. The Company's pension plan structure provides for normal retirement at 65. Early retirement benefits are available at age 55 with 10 years of service, however at reduced benefits. The executive may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are 50%, 66 2/3% and 100% joint and survivor options, a 10-year certain and life option, and a single life annuity.

2015 Pension Benefits Upon Retirement, Termination, Disability or Death

Messrs. Paprzycki, Micheletti, Alessi and Ms. Grafton are vested in the pension plan and entitled to an annual lifetime benefit payable upon voluntary or involuntary termination or death (paid for the life of the spouse). Benefits shown assume that the event entitling the individual to benefits occurred on December 31, 2015.

The benefits for Mr. Alessi are first payable on November 1, 2019. Mr. Alessi is not currently eligible for early retirement benefits.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Keith E. Alessi	Termination	Pension Plan	$326	Monthly Annuity	Life
	Death	Pension Plan	$249	Monthly Annuity	Life of Spouse

The benefits for Mr. Paprzycki are first payable on September 1, 2035. Mr. Paprzycki is not currently eligible for early retirement benefits.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Kevin A. Paprzycki	Termination	Pension Plan	$732	Monthly Annuity	Life
	Death	Pension Plan	$559	Monthly Annuity	Life of Spouse

The benefits for Mr. Micheletti are first payable on August 1, 2015. The death benefit payable to his spouse is payable immediately.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Joseph E. Micheletti	Termination	Pension Plan	$871	Monthly Annuity	Life
	Death	Pension Plan	$416	Monthly Annuity	Life of Spouse
The benefits for Ms. Grafton are first payable on April 1, 2041. Ms. Grafton is not currently eligible for early retirement benefits.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Jennifer S. Grafton	Termination	Pension Plan	$37	Monthly Annuity	Life
	Death	Pension Plan	$31	Monthly Annuity	Life of Spouse

Potential Payments upon Termination or Change in Control

Our Named Executive Officers are entitled to the retirement benefits described in the preceding compensation tables and participation in a severance policy, as well as certain rights to which they are entitled in the event that they are terminated in connection with a change of control of our business. Our severance policy covers virtually all our employees, although the amount of the severance benefit depends upon employee tier and years of service with us. The highest tier, which includes our Named Executive Officers, provides for severance compensation equal to 12 months of monthly base pay, 9 months of outplacement assistance and 12 months of health benefit continuation. Severance benefits are payable under the policy only in the following circumstances: involuntary termination that is not for cause; termination due to sale of a facility, division or business segment; or relocation of more than 50 miles that the employee declines. Our executives do not have employment contracts, but do have certain rights after a change in control, as defined under the Named Executive Officers' individual change in control agreements, which entitle them to two times base pay and payment of their target annual incentive plan payout, as well as an immediate vesting of all equity not yet vested. In addition, our Annual Incentive Policy provides that program participants are only entitled to payment of incentive payouts if they are employed on the date of payment, which typically occurs in March of the following year, although this requirement is deemed fulfilled upon death or disability, or may be governed by an executive's change in control agreement. All incentive payouts are forfeited should a Named Executive Officer leave our employment for any reason, unless expressly agreed to by the Compensation and Benefits Committee or governed by an executive's change in control agreement.

The following table represents full walk-away amounts for each of our Named Executive Officers upon the occurrence of certain events, assuming in each case that the event in question occurred as of December 31, 2015. The following tables do not include amounts payable upon termination for pension benefits, as those benefits are described above in the “2015 Pension Benefits” tables.

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
Kevin Paprzycki	Salary and/or AIP payout	$—	$500,000	$1,500,000	$—	$—
	Vested Equity(1)(2)	$—	$—	$325,996	$—	$263,999
	Outplacement services and health benefits	$—	$26,019	$—	$—	$—
	TOTAL	$—	$526,019	$1,825,996	$—	$263,999

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
Jennifer Grafton	Salary and/or AIP payout	$—	$330,000	$825,000	$—	$—
	Vested Equity(1)(2)	$—	$—	$250,194	$—	$202,574
	Outplacement services and health benefits	$—	$21,014	$—	$—	$—
	TOTAL	$—	$351,014	$1,075,194	$—	$202,574

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
Joe Micheletti	Salary and/or AIP payout	$—	$300,000	$750,000	$—	$—
	Vested Equity(1)(2)	$—	$—	$221,317	$—	$188,460
	Outplacement services and health benefits	$—	$25,789	$—	$—	$—
	TOTAL	$—	$325,789	$971,317	$—	$188,460

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
John A. Schadan(5)	Salary and/or AIP payout	$—	$273,700	$821,100	$—	$—
	Vested Equity(1)(2)	$—	$—	$130,965	$—	$87,310
	Outplacement services and health benefits	$—	$7,500	$—	$—	$—
	TOTAL	$—	$281,200	$952,065	$—	$87,310

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
Jason W. Veenstra(5)	Salary and/or AIP payout	$—	$234,600	$586,500	$—	$—
	Vested Equity(1)(2)	$—	$—	$22,085	$—	$14,724
	Outplacement services and health benefits	$—	$7,500	$—	$—	$—
	TOTAL	$—	$242,100	$608,585	$—	$14,724

Former Executive

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
Keith E. Alessi(6)	Salary and/or AIP payout	$—	$120,000	$240,000	$—	$—
	Vested Equity(1)(2)	$—	$—	$709,640	$—	$473,097
	Outplacement services and health benefits	$—	$19,431	$—	$—	$—
	TOTAL	$—	$139,431	$949,640	$—	$473,097

(1)
As of December 31, 2015, no Named Executive Officers held unvested options or SARs with intrinsic value. The intrinsic value of the accelerated options or SARs are determined by multiplying the number of securities held by the difference between the security's exercise price and $5.88, the closing stock price on December 31, 2015. The value of vested equity was determined by multiplying the number of vested shares by $5.88, the closing stock price on December 31, 2015.

(2)
We have awarded time-based long-term equity awards to the Named Executive Officers in the form of restricted stock units with grant dates of April 1, 2015, and June 2, 2014, as well as a long-term cash award grant on April 1, 2013, each vesting in thirds annually on April 1st. Pursuant to the time-based restricted stock unit award agreements, all units automatically vest immediately prior to death, disability or qualified retirement of the recipient. No Named Executive Officer met the qualifications for a “qualified retirement” as of December 31, 2015. Upon termination after a change in control, as defined under the Named Executive Officers' individual change in control agreements, which require a second event after change in control or double-trigger, Named Executive Officers are entitled to two times base pay and payment of their target annual incentive plan payout, as well as an immediate vesting of all equity not yet vested.

(3)
Involuntary, or "not for cause," termination under our severance policy results in the Named Executive Officer receiving one-year's base salary, one-year's health benefits (of which the former employee must still pay the portion that the employee would normally pay to receive health benefits), and nine months of outplacement services valued at $7,500.

(4)
The performance-based restricted stock units and performance-based cash awards are earned on a pro-rata basis based on the date of death or disability. For valuation purposes, we assume the triggering event (death) occurred on December 31, 2015, resulting in the recipient earning a full share of the recipient's 2013 performance-based award, two-thirds of the recipient's 2014 performance-based award and one-third of the recipient's 2015 performance based award. The recipient's earned pro-rata share will not vest until the normal vesting date for the award, occurring on April 1st of the third anniversary of the grant date, and the final determination of the amount of the award contingent on the final performance determination of the performance metric. Here, the pro-rata shares are assumed to have paid out based on a 100% achievement of the performance metric. The payments of the performance-based awards, however, are still completely contingent on the performance metric being met over the applicable three-year period, and payouts can range from 0% for failure to meet the threshold of the performance metric to 150% for meeting the maximum of the performance metric.

(5)
Mr. Schadan and Mr. Veenstra are located in Westmoreland's corporate office in Edmonton, Alberta, and as such their cash compensation figures have been converted to U.S. dollar amounts throughout this Proxy Statement using the Bank of Canada full year conversion average for 2015 of $0.7820 U.S. dollars per Canadian dollar, for comparability purposes only

(6)	On December 1, 2015, Mr. Alessi retired from his position as Chief Executive Officer of Westmoreland and remains with Westmoreland in a strategic role.

CERTAIN TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which the Company is a participant and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

The Board has determined that certain transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of the policy, such as compensation to an executive officer if the compensation has been approved, or recommended to the Board for approval by the Compensation and Benefits Committee or an arrangement that is specifically contemplated by provisions of our certificate of incorporation or bylaws, such as the exculpation, indemnification, and directors' and officers' insurance arrangements contemplated by the certificate of incorporation and bylaws.

Based on a review of the questionnaires that our directors, director nominees and executive officers completed and a review of our internal records on any related person that was identified in such questionnaires, we have no transactions requiring disclosure.

OVERVIEW OF PROPOSALS

This proxy statement contains five proposals requiring stockholder action. Proposal No. 1 requests the election of nine directors to the Board, Proposal No. 2 requests advisory approval of the Company's executive compensation, Proposal No. 3 requests the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016, Proposal No. 4 requests approval of an amendment to the Westmoreland Coal Company 2014 Equity Incentive Plan and Proposal No. 5 requests approval of a proxy access amendment to Westmoreland Coal Company's bylaws. Each of the proposals is discussed in more detail below.

Proposal 1 - Election of Directors

The Board has nominated directors Bachynski, Flexon, Hamilton, Hutchinson, Packwood, Paprzycki, Mackus, Scharp and Tinstman, to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Vote Required

Each director will be elected by a vote of the majority of the votes cast, meaning the number of shares cast “for” a director exceeds the number of votes cast “against” that director. Each director elected will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board

The Board of Directors recommends you vote “FOR” the election of directors Bachynski, Flexon, Hamilton, Hutchinson, Packwood, Paprzycki, Mackus, Scharp and Tinstman.

Proposal 2 - Advisory Approval of the Company's Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC's rules. As background to compensation paid to our Named Executive Officers in 2015, please refer to the Compensation Discussion and Analysis - Executive Summary Section of this Proxy Statement. In addition, compensation and governance practices implemented in recent years include the following:

•	Neither the CEO nor any other executive officer has an employment contract, subject to certain rights to which they are entitled if they are terminated in connection with a change in control;

•	We have eliminated all tax gross-ups and executive supplemental retirement policies, frozen pension plans and terminated retiree health care;

•	The Compensation and Benefits Committee engaged Pay Governance, an independent compensation consultant to advise them, who does no other work for us;

•	Approximately 75% of the CEO's total compensation package is at-risk compensation;

•	We have minimal executive perquisites;

•	We adopted a broad executive compensation Clawback Policy;

•
The Named Executive Officers receive annual long-term equity awards in the form of restricted stock units with half of the shares vesting at the end of a three-year period upon the attainment of three-year performance metrics. Restricted stock units represent a significantly larger percentage of each officer's total compensation opportunity as compared to short term annual incentive opportunities. We believe this alignment ensures that a significant portion of our officers compensation is tied to long-term stock price performance; and

•	The Board implemented stock ownership guidelines at three times salary for the CEO and between two and one times salary for other members of the management team.

Compensation Philosophy and Approach

As described in greater detail in the Compensation Discussion and Analysis above, Westmoreland's compensation philosophy for its Named Executive Officers is designed to achieve several key objectives, including: focusing decision-making and behavior on goals that are consistent with the overall business strategy, creating a pay-for-performance culture, and allowing us to attract and retain employees with the skills critical to our long-term success. To achieve these objectives, Westmoreland uses a mix of base pay and incentive opportunities (short and long-term), while concentrating a majority of the executives' reward opportunities in at-risk incentive pay. The design of the compensation program is intended to support our overall business objectives and to increase long-term stockholder value. In 2015, greater than 50% of target total compensation for each Named Executive Officer was at-risk based on our performance and the Named Executive Officer.

We considered the most recent stockholder advisory vote on executive compensation required by the proxy rules in reassessing these compensation policies and our compensation decisions and, based on the 98.52% favorable vote cast in 2015, believe stockholders support our approach and actions. Given the overwhelming stockholder support of compensation decisions, the Compensation and Benefits Committee made few changes in 2015 to overall compensation composition and design. One such change the Committee made was the introduction of a total stockholder return metric to Named Executive Officers performance-based LTIP grants. Additionally, the Committee critically assessed the compensation decisions related to the Executive Transition in line with past practices. We intend to continue to seek stockholder guidance on executive compensation through an annual say-on-pay vote. To the extent there is any significant vote against our Named Executive Officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation and Benefits Committee will evaluate whether any actions are necessary to address the concerns. Our recent history of stockholder approval on executive compensation has been strong, please see our Say on Pay Approval chart under our Proxy Summary: Meeting Agenda Item 2, at the beginning of this Proxy Statement.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” Proposal 2 approving, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on us. Our Board of Directors and our Compensation and Benefits Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation, we will consider our stockholders' concerns and the Compensation and Benefits Committee will evaluate whether any actions are necessary to address those concerns. The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies this policy, the next say-on-pay advisory vote will be held at our 2017 Annual Meeting. Additionally, under the Dodd-Frank Act, our stockholders must be allowed to conduct an advisory vote on the frequency of holding the say-on-pay vote at least once every six (6) years. We last held a vote on the frequency of the say-on-pay vote at our 2011 annual meeting of stockholders, and expect to hold the next frequency vote at our annual meeting of stockholders in 2017.

Vote Required

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the 2016 Annual Meeting.

Recommendation of the Board

The Board of Directors recommends you vote FOR Proposal 2.

Proposal 3 - Ratification of Principal Independent Auditor

The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm and as auditors of our consolidated financial statements for fiscal year 2016.

Auditor's Fees

The following table summarizes the fees of Ernst & Young LLP for fiscal years 2014 and 2015. For 2015, audit fees include an estimate of certain amounts not yet billed.

Fee Category(1)	2015	2014
Audit Fees(2)	$3,788,710	$2,688,590
Audit Related Fees(3)	$71,783	$—
All Other Fees(1)	$5,000	$3,000
Total Fees	$3,865,493	$2,691,590

(1)
We did not pay any “Tax Fees” to Ernst & Young in fiscal years 2014 or 2015. "All Other Fees" consisted of $3,000 in fiscal year 2014 and 2015 for a subscription to a Canadian library resource, and $2,000 in fiscal year 2015 for a subscription to the EY Global Accounting and Auditing Information Tool.

(2)
Audit Fees consist of fees for the audit of our financial statements, including fees related to the audit of our internal controls over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings.

(3)	Audit Related Fees in 2015 consisted of audit related services for the production of Canadian special reports.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures. From time-to-time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm between meetings up to a certain threshold. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All fees paid to Ernst & Young in 2014 and 2015 were pre-approved by the Audit Committee.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection but is not obligated to appoint a different independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting in order to respond to questions and may make a statement if they desire to do so.

Vote Required

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the 2016 Annual Meeting.

Recommendation of the Board

The Board of Directors recommends you vote FOR Proposal 3.

Proposal 4 - Approval of the first amendment to the Westmoreland Coal Company 2014 Equity Incentive Plan to Increase the Number of Authorized Shares

Westmoreland is asking stockholders to approve an amendment to allow for an additional 350,000 authorized shares (the "Amendment") under the Westmoreland Coal Company 2014 Equity Incentive Plan or 2014 Plan. Following is a brief summary of the proposed Amendment. The complete text of the proposed Amendment is contained in Appendix A. The summary is qualified in its entirety by reference to the full text of the proposed amendment.
The Amendment requests that stockholders approve an increase of 350,000 shares to the total amount authorized under the 2014 Plan, which is a stockholder approved plan. Under the 2014 Plan, Westmoreland has awarded Restricted Stock Unit Awards and Performance Share Awards. As of the date of this filing, the 2014 Plan has 118,657 shares available for issuance to employees and directors and the Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors (the "2007 Plan" and, collectively with the 2014 Plan, the "Stockholder Approved Plans") has 185,011 shares available for issuance to employees and directors. Approving the Amendment will enable Westmoreland to attract and retain talented employees and directors, and align their interests with those of our stockholders. The Board has approved the Amendment and believes that the Amendment is in our and our stockholders' best interests, and is consistent with the compensation philosophy described in this Proxy Statement.
The Board believes that the requested additional authorized shares represent a reasonable amount of potential equity dilution over time and is advisable to ensure the Company has an adequate number of shares of common stock available to continue to grant meaningful long-term incentive awards. Our successful operation and our ability to create long-term value for our stockholders depend on the efforts of employees, including management and directors, and we believe it is in the best interest of the Company for our management team, directors and other senior employees to have an ownership interest in the Company in recognition of their present and potential contributions. All members of the Board and our executive officers and other senior employees are eligible for awards under the 2014 Plan and thus have a personal interest in the approval of the Amendment.
We believe approval of the Amendment will allow us to make time-based and performance-based stock grants, and other awards, permitted under the 2014 Plan in the normal course during 2016, in amounts consistent with our past practice and as determined to be appropriate by the Compensation Committee; however, this time line is simply an estimate used to determine the number of additional shares of common stock requested pursuant to the Amendment, and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our future hiring activity. The closing market price of our common stock as of April 1, 2016 was $7.10 per share, as reported on the NASDAQ Global Market.
It is our practice to grant awards to employees at the beginning of the year as part of each employee’s compensation package, and due to the decline in our stock price, recent awards under the 2014 Plan have involved a higher number of shares to employees than in years past. We will not be able to maintain our employee grant practices in 2016 without the approval of the Amendment and may have to provide compensation through other means in order to attract and retain qualified personnel, including through cash-settled awards and other cash compensation.
As of March 23, 2016, the Record Date for our 2016 Annual Meeting, the total number of shares of our outstanding common stock was 18,400,149. Our current dilution (which is the number of shares available for grant under the Stockholder Approved Plans, divided by the total number of shares of our common stock outstanding) is approximately 1.65%. If the Amendment is approved, the potential dilution from issuances authorized under the Stockholder Approved Plans, with the 2014 Plan as amended by the Amendment, will increase to approximately 1.65%. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.
Additionally, Westmoreland’s three-year average burn rate was 2.11% for fiscal years 2013, 2014 and 2015. We define burn rate as the number of shares granted for time-based equity awards in a fiscal year plus those shares vested in a fiscal year from prior year performance-based awards, as a percentage of our weighted average shares outstanding for that year. As all shares issued over the last three years have been full share restricted stock units, we allocated double-weighting on these awards for purposes of the burn rate calculation. In 2013, we granted 76,366 shares with no vesting of stock performance-based awards. In 2014, we granted 97,580 restricted stock units with 115,252 shares vesting from the 2011 performance-based award grant. In 2015, we granted 169,923 restricted stock units with 49,136 shares vesting from the 2012 performance-based award grant. The following table illustrates this calculation.

Fiscal Year	Weighted Average Shares Outstanding	Time-based Shares Granted and Performance-based Shares Vested/Shares Used for Burn Rate	Burn Rate
2013	14,478,620	76,366/152,732	1.05%
2014	15,838,430	212,832/425,664	2.69%
2015	17,861,168	219,059/438,118	2.45%
Three Year Weighted Average			2.11%

If the Amendment is approved at the 2016 Annual Meeting, it will become effective as of the date of our 2016 Annual Meeting. We intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for issuance under the 2014 Plan, and the 350,000 additional shares will then be available for future awards.
If stockholders approve the Amendment, the total number of shares available for issuance will be approximately 900,000. If stockholders do not approve the Amendment, we will not have an adequate number of shares available for future equity awards and may not be able to effectively recruit new employees, motivate current employees or operate our equity compensation program. The 2014 Plan and the 2007 Plan currently coexist and the 2007 Plan remains in effect to govern the awards granted under that plan from then issuable shares. Any shares from the 2007 Plan that expire, or for any reason are canceled or terminated, without being exercised, are recycled back into the 2007 Plan.
In addition, approval of this proposal is intended to constitute approval of the material terms of the performance goals under the 2014 Plan for purposes of Internal Revenue Code (“Code”) Section 162(m).

2014 Plan Summary
The following is a brief summary description of the 2014 Plan, which is qualified in its entirety by reference to the provisions of the 2014 Plan itself, which is attached as Appendix A to our 2014 Proxy Statement. Capitalized terms used and not otherwise defined in this summary description are used as defined in the 2014 Plan.
Number of Shares

Approval of the Amendment would increase the number of shares of common stock available for Awards under the 2014 Plan from the number previously authorized to be issued under the 2014 Plan by 350,000 shares. Accordingly, the aggregate number of shares that may be made the subject of Awards granted under the 2014 Plan, since its inception, may not exceed 900,000.

•	Types of Awards
The 2014 Plan provides for the grant of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, and Performance Compensation Awards (collectively, “Awards”).

•	Incentive Stock Options and Non-qualified Stock Options.
Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant or for a term in excess of ten years. An incentive stock option may be granted with an option exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a).
The 2014 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) net exercise, (iv) by any other lawful means, or (v) any combination of these forms of payment.

•	Stock Appreciation Rights.
A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock or another specified price. SARs may be granted independently or in tandem with an option. SARs may not be granted at a base price less than 100% of the fair market value of the common stock on the date of grant.

•	Restricted Stock Awards.
A restricted stock award is an award of actual stock that may be subject to conditions on transferability and subject to forfeiture for a period governed by the award agreement. The plan participant generally shall have the rights of a stockholder including the right to vote such Restricted Stock, except that (unless otherwise provided in the award agreement) any dividends earned by such Restricted Stock will be withheld by the Company for the participant's account (with interest, if determined by the Committee). Any withheld dividends and interest will be distributed to the participant when the restrictions on the underlying stock lapse, in cash or at the discretion of the Committee in Common Stock having a Fair Market Value equivalent to the amount of such dividends. If the shares are forfeited, the participant shall have no right to the dividends.

•	Restricted Stock Unit Awards.
Restricted stock unit awards entitle the recipient to receive shares of common stock (or an equivalent amount of cash) to be delivered at the time the award vests. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit. The plan participant shall have no voting rights with respect to the Restricted Stock Unit but may, at the discretion of the Committee, be credited with the cash equivalent of the stock dividends payable for one share of Common Stock per Restricted Stock Unit. Any such dividend equivalent amounts will be withheld by the Company for the participant's account (with interest, if determined by the Committee) and will be distributed to the participant upon settlement of the underlying restricted stock unit in cash or, at the discretion of the Committee, in Common Stock having a Fair Market Value equivalent to the amount of such dividends. If the restricted stock unit award is forfeited, the participant shall have no right to the dividend equivalents.

•	Performance Share Awards
A performance share award is an award of actual stock that vests only to the extent to which performance goals established by the Committee are attained. The Committee has the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

•	Performance Compensation Awards
The Compensation and Benefits Committee may determine at the time of grant that any award granted to an employee will be subject to performance conditions instead of or in addition to time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m) for awards intended to qualify as “performance-based compensation.” Performance-based awards that are payable in cash may also be granted under the 2014 Plan.
Performance conditions under the 2014 Plan shall utilize one or more objective measurable performance goals as determined by the plan administrator based upon one or more factors, including: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total stockholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; and (v) completion of acquisitions or business expansion.
The maximum performance compensation award payable to any one participant for any one performance period is 150,000 shares of common stock. If a performance compensation award is in the form of a cash bonus, the maximum amount that can be paid in any calendar year to any participant is $500,000.
Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) may be granted under the 2014 Plan and determined without regard to performance goals and may involve the plan administrator’s discretion.
The Compensation and Benefits Committee may award and administer options and stock appreciation rights in accordance with the requirements of Code Section 162(m), such that those awards will also qualify as “performance-based compensation.” These awards will be granted by the Compensation and Benefits Committee, within the maximum number of shares that may be granted to an employee during a specified period and granted at no less than 100% of the fair market value of the common stock on the date of grant.

•	Share Limits
The 2014 Plan provides that no participant may be granted awards of any type with respect to more than 150,000 shares of common stock in the aggregate, during any one year period.

•	Transferability of Awards
Except as the Board of Directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law.

•	Eligibility to Receive Awards
Employees (including executive officers) and directors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the 2014 Plan. As of December 31, 2015 we have 3,255 employees and directors. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

•	Change in Control Provision
The 2014 Plan provides that, unless otherwise provided in an award agreement or an individual's change-in-control agreement with the Company, in the event of a participant’s termination of service for “Good Reason” or without “Cause” within 18 months after a change in control, all options and stock appreciation rights will become immediately exercisable. Under the same circumstances, any restricted stock awards or restricted stock units will fully vest. For performance compensation awards under the same circumstances, all performance goals or other vesting criteria will be deemed achieved at 100% of the target levels of performance at the date of the termination of service.

•	Share Recycling
Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. To the extent that shares are: (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, then such shares will not again be available for issuance under the Plan.

Key Corporate Governance Practices in the Stock Plan
The 2014 Plan includes a number of provisions that we believe promote good corporate governance practices and reinforce the alignment between our equity compensation arrangements and the interests of our stockholders, including:

•	Administration. The 2014 Plan is administered by the Compensation and Benefits Committee of the Board, which is comprised entirely of non-employee directors;

•	Limited Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation and Benefits Committee;

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the 2014 Plan can be increased automatically without stockholder approval;

•
No Discounted Options or SARs. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date, except as permitted under the Internal Revenue Code; and

•
No Repricing Without Stockholder Approval. The Committee may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification affects a repricing, stockholder approval shall be required before the repricing is effective.

Federal Income Tax Consequences
The following tax discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to the Company and the participants in the 2014 Plan. The discussion is intended solely for general information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2014 Plan. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the 2014 Plan, particularly in jurisdictions outside the United States. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the 2014 Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.
The grant of an option or restricted stock unit will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.
Other awards under the 2014 Plan (including restricted stock units, restricted stock awards, and performance based compensation) generally will result in ordinary income to the participant at the later of the time the award is paid (in cash or shares) or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash or shares.
Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, restricted stock unit award, or other awards, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.
Code Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation paid to the CEO and any of the Company’s other listed officers (other than the CFO or any officer not subject to U.S. income tax). The Company intends that options, stock appreciation rights and performance compensation awards granted under the 2014 Plan will qualify as performance-based compensation not subject to Section 162(m)’s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2014 Plan will be fully deductible under all circumstances. In addition, other awards under the 2014 Plan may not qualify as performance-based compensation under Section 162(m), and therefore compensation paid to executive officers in connection with such awards may not be deductible.

Vote Required

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the 2016 Annual Meeting.

Recommendation of the Board

The Board of Directors recommends you vote “FOR” the approval of the proposed First Amendment to Westmoreland Coal Company's 2014 Equity Incentive Plan. The management proxy holders will vote all duly submitted proxies FOR adoption and approval of the First Amendment to the 2014 Plan unless duly instructed otherwise.

Proposal 5 - Vote to Approve Proxy Access Bylaw

Description of Proposal
We are asking stockholders to approve a “proxy access” amendment to our Bylaws. A summary of the proposed amendment to our Bylaws is set forth below in this Proposal 5. The description of the proposed amendment is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Appendix B to this Proxy Statement.
The proposed amendment provides a means for Westmoreland Coal Company stockholders, including groups of stockholders, who have retained and held a sufficient ownership position in our Company to include stockholder-nominated director nominees in our proxy materials for annual meetings of stockholders. Westmoreland stockholders voted against a proxy access stockholder proposal at our 2015 annual meeting. Subsequently, we held meetings with a significant portion of our largest stockholders to understand each stockholder's position and gage interest in such a right. We concluded that our stockholders are generally in favor of a proxy access right in Westmoreland's Bylaws. Our discussions centered on eligibility requirements such as percentage ownership, holding period of ownership, and, because of our smaller market capitalization, the definition of a group stockholder. As a result of lengthy deliberation, and in keeping with our history of implementing strong corporate governance, we are requesting stockholder approval of the proxy access amendment attached hereto as Appendix B.
Terms of Proposed Proxy Access Bylaw
Stockholder eligibility. Stockholders are required to hold 3% or more of the total outstanding common stock of Westmoreland for three years. The Bylaw amendment would permit any stockholder (including a group of stockholders that meet the nominating requirements for a group summarized below) owning 3% or more of Westmoreland common stock continuously for three years who complies with the requirements set forth in the Bylaws to nominate candidates for election to the Board and require us to list such nominees with the Board’s nominees in our proxy statement for our annual meeting of stockholders.
For purposes of satisfying stock ownership requirements, ownership by one of more stockholder may be aggregated by no more than 10 stockholders, except when the Company's total market capitalization exceeds, and remains above, one billion U.S. dollars for the entirety of the most recently preceding fiscal quarter determined at the close of each trading day, at which point up to 25 stockholders may aggregate to satisfy the stock ownership requirements.
Number of stockholder-nominated candidates. Under this Bylaw amendment, such a stockholder would be permitted to nominate the greater of (x) two directors or (y) 25% of the total number of directors in office, rounding down to the nearest whole number. If the Board decides to reduce the size of the Board after the nomination deadline due to a director resignation or any other reason, the maximum number of nominees permitted shall be calculated based on the number of directors in office as so reduced.
Nominating stockholders submitting more than one nominee would be required to rank their nominees in order. If the number of stockholder-nominated candidates exceeds the maximum number of stockholder-nominated nominees per annual meeting (the greater of (x) two directors or (y) 25% of the total number of directors in office, rounding down to the nearest whole number), the highest ranking qualified individual from the list proposed by each nominating stockholder, beginning with the nominating stockholder with the largest qualifying ownership and proceeding through the list of nominating stockholders in descending order of qualifying ownership, will be selected for inclusion in our proxy materials until the maximum number is reached. Stockholder-nominated candidates that the Board determines to include in our proxy materials as Board-nominated candidates will be counted against the maximum.

Calculation of ownership. In order to ensure that the interests of stockholders seeking to include director nominees in our proxy materials are aligned with those of our other stockholders, a nominating stockholder would be considered to own only the shares for which the stockholder possesses the full voting and investment rights and the full economic interest. Borrowed or hedged shares would not count as “owned” shares, however, loaned shares in which the stockholder has the power to recall and does so recall, within five days of notice that the stockholder's nominee will be included in Westmoreland's proxy, and holds through the annual meeting, will be deemed "owned" shares.
Nominating procedure. In order to provide adequate time to assess stockholder-nominated candidates, requests to include stockholder-nominated candidates in our proxy materials must be received no earlier than 120 days and no later than 90 days before the anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of stockholders.
Information required of all nominating stockholders. Each stockholder seeking to include a director nominee in our proxy materials is required to provide certain information, including:

•
certified proof of qualifying stock ownership for at least three continuous years as of the date of the nomination notice and a verifiable representation that such ownership will continue through the date of the annual meeting;

•	the number of shares such stockholder is deemed to own for purposes of the proxy access Bylaw;

•	the stockholder’s notice on Schedule 14N required to be filed with the SEC;

•	the written consent of the stockholder nominee to being named in our proxy statement and serving as a director, if elected; and

•	the information required by the advance notice provision of our Bylaws for election of directors.
Nominating stockholders are also required to make certain representations and agreements regarding:

•	satisfaction of the nominating stockholder eligibility requirements as of the date of submission of the nomination notice and intent to maintain qualifying ownership through the annual meeting date;

•	designation of a group member authorized to act on behalf of all other group members that comprise an eligible stockholder;

•	lack of intent to effect a change of control;

•	details regarding relationships, the nominee's officer and director positions held, and previous participation in the proxy access nominating process;

•	only using the Company's proxy card and only participating in the solicitation of their nominee or Board nominees;

•
lack of knowledge or any information that would cause the nominee to fail to be "independent" under the listing standards of each principal U.S. exchange upon which our common stock is listed, a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), or an "outside director" for purposes of 162(m) of the Internal Revenue Code;

•
lack of events on the part of the nominee specified under Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act;

•	complying with solicitation rules and assuming liabilities related to and indemnifying us against losses arising out of their nomination; and

•	accuracy and completeness of all information provided to us.
Information required of all stockholder nominees. Each stockholder nominee is required to provide the representations and agreements required of all nominees for election as director, including representations and agreements regarding:

•	refraining from voting commitments;

•
refraining from entering into agreements, arrangements or understandings with any person or entity other than Westmoreland Coal Company with respect to compensation, reimbursement or indemnification for his or her candidacy or service as a director, except to the extent specifically permitted by the director qualification requirements of our Bylaws;

•
compliance with our then-existing and any future policies and guidelines applicable to directors, including without limitation our Code of Conduct and Ethics, Insider Trading Policy and Corporate Governance Guidelines; and

•	accuracy and completeness of all information provided to us.
Stockholder nominees also must submit completed and signed questionnaires required of directors and officers of Westmoreland Coal Company and provide any additional information necessary for the Board’s independence evaluation and determination.

Disqualification of stockholder nominees. We will not be required to include a stockholder nominee in our proxy materials:

•
for which our Secretary receives a notice that a stockholder has nominated such person pursuant to the advance notice requirements for election of directors set forth in Article II, Section 6 of our Bylaws;

•
if the stockholder that has nominated such nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its nominee(s) or a nominee of our Board;

•
if the nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than Westmoreland Coal Company, or is receiving or will receive any such compensation or other payment from any person or entity other than Westmoreland Coal Company, in each case if not permitted by the director qualification requirements of our Bylaws;

•
who is not independent under the listing standards of each principal U.S. exchange upon which our common stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by our Board in determining and disclosing independence of our directors, in each case as determined in the sole discretion of our Board;

•
whose election would cause us to be in violation of our Bylaws, our amended and restated certificate of incorporation, the rules and listing standards of the principal U.S. exchanges upon which our common stock is traded, or any applicable state or federal law, rule or regulation;

•	who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

•
who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted (including through a plea of nolo contendere) in such a criminal proceeding within the past 10 years;

•	who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act; or

•
if the nominee or the applicable nominating stockholder provided information to us in respect of such nomination that was untrue in any material respect or omitted to state a material fact, as determined in the sole discretion of our Board or any committee thereof.

Supporting statement. Stockholders will be permitted to include in our proxy statement a statement not exceeding 500 words in support of their nominees. We may omit any information or statement that we, in good faith, believe would violate any applicable law or regulation.
Re-nomination of stockholder nominees. Stockholder nominees who are included in our proxy materials but subsequently withdraw from or become ineligible for election at the annual meeting or do not receive at least 25% of the vote cast in favor of their election would be ineligible for nomination for the next two annual meetings.
Rationale for the Proposal
Our Board believes that the proxy access Bylaw amendment as proposed offers meaningful opportunities to stockholders with significant and sustained interests to include candidates in our proxy statement, in a manner appropriate for our current market capitalization. This Bylaw amendment incorporates necessary thresholds for use by nominating stockholders and proper requirements of director nominees, consistent with our nominating and corporate governance committee's normal process. The Bylaw amendment also includes necessary protections against misuse of the proxy access right.
Effects of Approval or Disapproval of the Proposal
The Bylaw amendments will not become effective unless approved by holders of at least a majority of the voting power of the issued and outstanding stock of Westmoreland Coal Company entitled to vote. If this proposed Bylaw amendment is not approved by our stockholders, the Board may independently elect to implement a Board-approved proxy access bylaw amendment that is the same as, or different from, the amendment included in Appendix B.

Vote Required

Approval of Proposal 5 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the 2016 Annual Meeting.

Recommendation of the Board

The Board of Directors recommends you vote “FOR” management's proposal to adopt an bylaw regarding proxy access.

ADDITIONAL INFORMATION
Explanation of Non-GAAP Financial Measures

The Company's Annual Report includes a reconciliation of adjusted EBITDA to net loss on a GAAP basis and a discussion of why we believe these non-GAAP financial measures are useful to investors. A copy of our Form 10-K along with our proxy statement, is available on the internet at www.westmoreland.com. As discussed in the Compensation Discussion and Analysis, one of the performance targets for the Company's AIP and LTIP awards is free cash flow. Free cash flow is defined as adjusted EBITDA modified for book to cash differences in pension, postretirement medical, reclamation liabilities and deferred revenue, less expenditures for capital investments, reserve acquisition and bonding requirements.

MISCELLANEOUS
Upon the written request of any person who on the record date was a record owner of our stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the 2016 Annual Meeting, we will send such person, without charge, a copy of our Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission but without exhibits. Requests for this report should be directed to Corporate Secretary, Westmoreland Coal Company, 9540 S. Maroon Circle, Suite 200, Englewood, Colorado 80112. The Form 10-K and the exhibits filed with it are available on our website, www.westmoreland.com in the “SEC Filings” subsection of the “Investors” drop down menu. The Form 10-K does not constitute a part of the proxy solicitation materials.

The Board has no present intention of bringing any other business before the 2016 Annual Meeting and has not been informed of any other matters that are to be presented to the 2016 Annual meeting. If any other matters properly come before the 2016 Annual Meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.

April 4, 2016

Appendix A

Proposal 4
Approval of the First Amendment to the 2014 Equity Incentive Plan
to Increase the Number of Authorized Shares

First Amendment to the
Westmoreland Coal Company 2014 Equity Incentive Plan

THIS FIRST AMENDMENT (the “Amendment”), dated as of March 30, 2016, to the Westmoreland Coal Company 2014 Equity Incentive Plan, adopted effective February 20, 2014 (the “Plan”), as approved by the Board of Directors (the “Board”) of Westmoreland Coal Company (the “Company”), is hereby adopted by the Company.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan;
WHEREAS, subject to certain limitations, Article 12, Section 1, of the Plan gives the Board the authority to amend the Plan;
WHEREAS, the Board has determined that it is in the best interests of the Company, and its subsidiaries, subject to the approval of the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders, to amend the Plan to increase the number of shares of common stock of the Company available under the Plan by an additional 350,000 shares from 550,000 shares to 900,000 shares; and
WHEREAS, the Company desires to make the amendment to the Plan described above upon receiving the requisite approval by stockholders.
NOW, THEREFORE, the Plan shall be amended effective as of the date hereof as follows:

1. The first sentence of Article 3 is amended as follows:
“Subject to adjustment in accordance with Article 10, a total of 900,000 shares of Common Stock will be available for the grant of Awards under the Plan (all of which are eligible for issuance under Incentive Stock Options).”

* * *
Except as expressly amended herein, the Plan remains in full force and effect in accordance with its terms.
IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Plan, to be effective as of March 30, 2016.

A-1

Appendix B

Proposal 5
Proxy Access Bylaw Amendment Recommended by Westmoreland Coal Company

Amendment Number One
to the Amended and Restated Bylaws of
Westmoreland Coal Company

The Amended and Restated Bylaws of Westmoreland Coal Company are hereby amended by adding the following Section 14 to Article 2 thereof:

Section 2.14    Proxy Access for Director Nominations.

(a)
Inclusion of Nominee in Proxy Statement. Subject to the terms and conditions of these Bylaws, the Company shall, if expressly requested to do so in a relevant Nomination Notice (as defined below), include in its proxy statement and on its form of proxy with respect to the election of Directors distributed by the Company in connection with an annual meeting of stockholders, in addition to any persons nominated for election by or at the direction of the Board or any duly authorized committee thereof:

(1)
the name of any person that is nominated for election or reelection to the Board (the “Nominee”) by any Eligible Holder or group of Eligible Holders (as defined below) (such Eligible Holder or group making a nomination being labeled a “Nominating Stockholder”) and that has satisfied, as determined by the Board or its designee, all applicable conditions and complied with all applicable procedures (including but not limited to notice requirements) set forth in this Section 2.14;

(2)	information about the Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(3)
a written statement, if the Nominating Stockholder so elects and drafts, that does not exceed 500 words, in support of each Nominee, which must be provided at the same time as the Nomination Notice; and

(4)
such other information that the Company or the Board determines, in its sole discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination, Nominee, Nominating Stockholder, or any of the information provided by the Nominating Stockholder pursuant to this Section 2.14. Notwithstanding anything to the contrary in this Section 2.14, the Company may omit from its proxy materials any information or supporting statements that it, in good faith, believes would violate applicable law, rule, regulation, or listing standard.

(b)	Eligibility of Nominating Stockholder.

(1)
For purposes of this Section 2.14, an “Eligible Holder” permitted to act as a Nominating Stockholder is a stockholder or beneficial owner who both (i) has owned continuously, for at least the three-year period immediately preceding the date of the Nomination Notice, at least three percent (3%) of the Company’s shares of common stock, then outstanding, entitled to vote in the election of Directors, and (ii) continues to own, through the date of the annual meeting, at least three percent (3%) of the shares of common stock, outstanding as of the date of the Nomination Notice, entitled to vote in the election of Directors.

(2)
For purposes of qualifying as an Eligible Holder and satisfying the ownership requirements of this subsection, the outstanding shares of common stock owned by one or more stockholders or beneficial owners may be aggregated, provided that the number of stockholders and beneficial owners whose ownership is aggregated for such purpose shall not exceed ten (10), except when the Company’s total market capitalization exceeds and remains above (as determined at the close of trading each day) one billion U.S. dollars ($1,000,000,000.00) for the entirety of the most recent fiscal quarter preceding the date of the Nomination Notice, in which case the aggregation limit will increase to twenty-five (25) stockholders or beneficial owners. Should the Company’s market capitalization fall back below one billion U.S. dollars at the close of trading on any day during such quarter, the aggregation limit will return to ten stockholders or beneficial owners, but any group of up to twenty-five stockholders that has already submitted an effective Nomination Notice will retain its standing as an Eligible Holder until after the annual meeting at which that Eligible Holder, acting as a Nominating Stockholder, has submitted a Nominee for election. Each stockholder or beneficial owner that is a member of a group constituting an Eligible Holder shall have owned its contribution of shares continuously for at least the three-year period immediately preceding the date of the Nomination Notice and shall continue to own its contribution of shares through the date of the annual meeting. Any and all requirements and obligations for an Eligible Holder set forth in this Section 2.14 must be satisfied

Appendix B

by and as to each of such stockholder or beneficial owner that is a member of the group constituting an Eligible Holder (except as noted with respect to aggregation or as otherwise provided in this Section 2.14). Should any stockholder withdraw from a group constituting an Eligible Holder at any time prior to the annual meeting of stockholders, the group constituting an Eligible Holder shall only be deemed to own the shares held by the remaining members of the group.

(3)
For purposes of aggregation and determining the status of an Eligible Holder, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner.

(4)
No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Holder under this Section 2.14. If any stockholder or beneficial owner appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice or, if the group with the largest ownership position cannot be determined from the Nomination Notice, the group that is otherwise determined by the Board.

(5)
No stockholder or beneficial owner, alone or together with any of its affiliates, may be deemed an Eligible Holder, or a member of a group constituting an Eligible Holder, during the two annual meetings following a meeting at which said stockholder or beneficial owner acted as a Nominating Stockholder, or a member of a group constituting a Nominating Stockholder, whose Nominee who was then elected to the Board at such time.

(6)
No stockholder or beneficial owner, alone or together with any of its affiliates, may be deemed an Eligible Holder, or a member of a group constituting an Eligible Holder, if such stockholder or beneficial owner has engaged or is currently engaged in a proxy contest, pursuant to Sections 2.5 and 2.6 of these Bylaws, or otherwise has engaged or is currently engaged in a “solicitation” within the meaning of Rule 14(a)-l(1) (without reference to the exception in Rule 14(a)-l(2)(iv)) (or any successor rules) with respect to the annual meeting.

(c)	Ownership Determination.

(1)
For the purposes of this Section 2.14, a stockholder or beneficial owner shall be deemed to “own” only those outstanding shares of common stock as to which such stockholder or beneficial owner possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) of this subsection shall not include any shares (A) sold by such stockholder or beneficial owner or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such stockholder or beneficial owner or any of its affiliates for any purposes or repurchased by such stockholder or beneficial owner or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or beneficial owner or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or beneficial owner’s or any of its affiliates’ full right to vote or direct the voting of any such shares, or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such stockholder or beneficial owner or any of its affiliates.

(2)
A stockholder or beneficial owner shall be deemed to “own” shares held in the name of a nominee or other intermediary so long as the stockholder or beneficial owner retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s or beneficial owner’s ownership of shares shall be deemed to continue during any period in which said stockholder or beneficial owner has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by said stockholder or beneficial owner. A stockholder or beneficial owner’s ownership of shares shall be deemed to continue during any period in which said stockholder or beneficial owner has loaned such shares, provided that the stockholder or beneficial owner (i) has the power to recall such loaned shares on five (5) business days’ notice; (ii) recalls the loaned shares within five (5) business days of being notified that its Nominee will be included in the Company’s proxy materials for the relevant annual meeting; and (iii) holds the recalled shares through the annual meeting.

(3)	Whether outstanding shares of the Company are “owned” for these purposes shall be determined by the Board or any authorized committee thereof.

Appendix B

(4)	The terms “owned,” “owning,” and other variations of the word “own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.

(d)	Maximum Number of Nominees.

(1)
The maximum number of Nominees nominated by all Nominating Stockholders that will be included in the Company’s proxy materials for an annual meeting of stockholders shall not exceed the greater of two (2) Nominees or twenty-five percent (25%) of the number of Directors in office (rounded down to the nearest whole number) as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.14 with respect to the annual meeting. In the event that one or more vacancies for any reason occurs on the Board after the deadline for submitting a Nomination Notice but before the date of the annual meeting, and the Board resolves to subsequently reduce the size of the Board in accordance with this vacancy, the maximum number of Nominees permitted shall be calculated based on the number of Directors in office as so reduced.

(2)	This maximum number of Nominees shall be reduced by the number of Nominees who are subsequently withdrawn or who the Board itself decides to nominate for election at such annual meeting.

(3)
Any Nominating Stockholder submitting more than one Nominee for inclusion in the proxy materials pursuant to this Section 2.14 shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the proxy statement in the event that the number of Nominees for any annual meeting of stockholders exceeds the maximum number of Nominees permitted. In the event that the number of Nominees submitted by Nominating Stockholders exceeds the maximum number permitted, the highest ranking Nominee submitted from each Nominating Stockholder will be selected, going in order of the amount (largest to smallest) of shares of common stock of the Company as disclosed as owned in each Nominating Stockholder’s Nomination Notice. This process of selecting the highest ranked Nominee remaining from each Nominating Stockholder shall be repeated until the maximum number of Nominees is reached. If, after the deadline for submitting a Nomination Notice, a Nominating Stockholder becomes ineligible, withdraws its nomination, or a Nominee becomes unwilling or unable to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Company (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by any Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included in the proxy statement or on any ballot or form of proxy and such Nominee’s election will not be voted on at the annual meeting.

(e)	Nomination Notice.

(1)
In order to nominate a Nominee for election to the Board of Directors pursuant to this Section 2.14, the Nominating Stockholder must submit to the Secretary of the Company at the principal executive office of the Company all of the information and documents described in this subsection (collectively, the “Nomination Notice”) no later than the close of business on the ninetieth (90th) calendar day, nor earlier than the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if no annual meeting (or special meeting in lieu of an annual meeting) was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the anniversary of the preceding year’s annual meeting date (or date of the special meeting in lieu of an annual meeting), a written Nomination Notice shall be delivered to the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on either the 90th day prior to such annual meeting or the 10th day following the first public announcement of the date of such annual meeting, whichever is later.

(2)	The following information shall be included in the Nomination Notice in order to be effective:

(i)	the written consent of each Nominee to be named in the Company’s proxy materials as a Nominee and to serve as a Director if elected;

(ii)
if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board, provided that such statement shall not exceed five hundred (500) words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9;

(iii)	a copy of the Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules; and

(iv)
a written notice of the nomination that includes and certifies the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, in the case of a group, each group member) and Nominee:

Appendix B

(A)	the information, representations, agreements and director qualifications required with respect to the nomination of Directors pursuant to Section 2.6 of these Bylaws;

(B)
the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor form) if it existed on the date of submission of the Schedule 14N;

(C)	the details of any position the Nominee held as an Officer or Director of a competitor of the Company within the three years preceding the date of the Nomination Notice;

(D)
in the case of a nomination by a group of stockholders or beneficial owners that together constitutes a Nominating Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related to the nomination, including withdrawal of the nomination, and receive all communications, notices, and inquiries from the Company concerning the nomination;

(E)
a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements to be an Eligible Holder set forth in this Section 2.14, has provided certified evidence of ownership including the number of shares of common stock owned and duration of ownership, and intends to continue to satisfy the eligibility requirements through the date of the annual meeting;

(F)
a representation and warranty that the Nominating Stockholder acquired its shares in the ordinary course of business and not with the intent to influence or change control of the Company, and currently does not hold such intent;

(G)
a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Company’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting;

(H)
a representation and warranty that the Nominee was not nominated for election to the Board pursuant to this Section 2.14 at one of the Company’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee;

(I)
a representation and warranty that neither Nominee, nor Nominating Stockholder or any member of a group composing the Nominating Stockholder are aware of any information that would make the Nominee fail to meet the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the Company’s securities are traded;

(J)
a representation and warranty that neither the Nominee nor the Nominating Stockholder or any member of a group composing the Nominating Stockholder are aware of any information that would make the Nominee fail to be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(K)
a representation and warranty that neither the Nominee nor the Nominating Stockholder or any member of a group composing the Nominating Stockholder are aware of any information that would make the Nominee fail to be an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(L)
a representation and warranty that the Nominee is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act;

(M)
a representation and warranty that neither the Nominating Stockholder, nor any member of the group constituting the Nominating Stockholder, has been a Nominating Stockholder, or a member of a group constituting a Nominating Stockholder, whose Nominee was subsequently elected to the Board during the previous two annual meetings;

(N)
a representation and warranty that the Nominating Stockholder has not and will not engage in, and has not been and will not be a participant (as defined in Item 4 of the Exchange Act Schedule 14A) in, a solicitation within the meaning of the Exchange Act Rule 14a-1(1), in support of the election of any individual as a Director at the upcoming annual meeting other than its Nominee or a nominee of the Board, or otherwise participated in or supported a proxy contest pursuant to Sections 2.5 and 2.6 of these Bylaws; and

(O)
a representation and warranty that the Nominating Stockholder will provide facts, statements, and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and

Appendix B

will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made not misleading;

(v)	An executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees to:

(A)	comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting;

(B)
assume all liability stemming from any legal or regulatory violation arising out of the Nominating Stockholder’s communications with the stockholders of the Company or out of the information that the Nominating Stockholder provided to the Company;

(C)
indemnify and hold harmless the Company and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or employees arising out of any nomination submitted by the Nominating Stockholder pursuant to this Section 2.14;

(D)
file all materials described below in Section 2.14(f)(3) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A; and

(E)
in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member, in the case of a group), with the Company, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.14(b)(1), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Company and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission;

(vi)	An executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, pursuant to which the Nominee agrees:

(A)	to provide to the Company, prior to the annual meeting, such other information as it may reasonably request;

(B)	that the Nominee has read and agrees, if elected, to serve as a member of the Board, to adhere to the Corporation’s policies and guidelines applicable to Directors;

(C)	that if elected, the Nominee’s Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Company’s securities are traded;

(D)
that the Nominee is not and will not become a party to any voting commitment that has not been disclosed to the Company or any voting commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a Director of the Company, with his or her fiduciary duties under applicable law;

(E)
that the Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, in each case in connection with candidacy, election or service as a Director of the Company that has not been disclosed to the Company other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or election as a Director (but not, for the avoidance of doubt, in connection with service as a Director) or any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Company or such employee’s candidacy as a Director); and

(F)
that the Nominee will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

(3)
The information and documents required by Section 2.14(e)(2) to be provided by the Nominating Stockholder shall be provided with respect to and executed by each group member, in the case of information

Appendix B

applicable to group members, and shall be provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case that a Nominating Stockholder or group member is an entity.

(4)
The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.14 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Company.

(5)
A Nominating Stockholder providing a Nomination Notice pursuant to this Section 2.14 for an annual meeting of stockholders shall further update and supplement the Nomination Notice, if necessary, so that the information provided or required to be provided in such Nomination Notice pursuant to this Section 2.14 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting.

(f)	Additional Requirements. An Eligible Holder intending to become a Nominating Stockholder must:

(1)
within five business days after the date of the Nomination Notice, provide one or more written statements from the record holder(s) of the shares required to satisfy the eligibility requirements of Section 2.14(b)(1) and from each intermediary through which these shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Holder (and each member of the group constituting the Eligible Holder) owns, and has owned continuously for three years;

(2)	include in the Schedule 14N filed with the SEC a statement certifying that it owns and has owned these required shares in compliance with this Section 2.14;

(3)
file with the SEC any solicitation or other communication by or on behalf of the Eligible Holder relating to the Company’s annual meeting of stockholders, one or more of the Company’s Directors or Director nominees or any stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

(4)
as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Holder, within five business days after the date of the Nomination Notice, provide documentation reasonably satisfactory to the Company that demonstrates that the funds satisfy Section 2.14(b)(1).

(g)	Exceptions to Inclusion.

(1)
Notwithstanding anything to the contrary contained in this Section 2.14, the Company may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Company), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely under Section 2.14(e)(1), cure in any way any defect preventing the nomination of the Nominee, if:

(i)
the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.14 or the Nominating Stockholder withdraws its nomination;

(ii)
the Board, acting in good faith, determines that such Nominee’s nomination or election to the Board would result in the Company violating or failing to be in compliance with the Company’s Bylaws, organizing documents, or applicable law, rule or regulation to which the Company is subject, including any rules or regulations of any stock exchange on which the Company’s securities are traded;

(iii)
the Company is notified, or the Board acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.14, that any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), that the Nominee becomes unwilling or unable to serve on the Board, or that any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 2.14;

(iv)
the Eligible Holder who has nominated such Nominee has engaged in or is currently engaged in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Board;

(v)	the Nominee’s candidacy or, if elected, Board membership would violate applicable state or federal law or the rules of any stock exchange on which the Company’s securities are traded;

Appendix B

(vi)	the Nominee:

(A)
was nominated for election to the Board pursuant to this Section 2.14 at one of the Company’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee;

(B)	is or has been, within the past three years, an Officer or Director of a competitor;

(C)
does not qualify as independent under the rules of the primary stock exchange on which the Company’s securities are traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining independence of the Company’s Directors;

(D)	does not meet the audit committee independence requirements under the rules of any stock exchange on which the Company’s securities are traded;

(E)	does not meet the definition of an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(F)	does not meet the definition of “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(G)
is or has been subject to any event specified in Rule 506(d) of Regulation D (or any successor rule) under the Securities Act or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act; or

(H)	is a named subject of a pending criminal proceeding (excluding traffic violations and minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years.

(2)
In addition, notwithstanding anything to the contrary contained in this Section 2.14, the Company may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the supporting statement of the Nominee included in the Nomination Notice, if the Board in good faith determines that:

(i)	such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; or

(ii)	the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(3)	The Company may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

(4)
Any Nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of Directors, will be ineligible to be a Nominee for the next two annual meetings (or special meeting in lieu of an annual meeting).

(h)
Interpretation. The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 2.14 and to make any and all determinations necessary or advisable to apply these provisions, including but not limited to whether a stockholder or beneficial owner qualifies as an Eligible Holder, whether a Nomination Notice complies with the requirements of Section 2.14(e), whether a Nominee satisfies the qualifications and requirements of this Section 2.14, and whether any and all requirements of this Section 2.14 or other sections of these Bylaws have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Company and its stockholders and beneficial owners.

(i)	Exclusive Method for Proxy Access. This Section 2.14 shall be the exclusive method for stockholders to include nominees for Director in the Company’s proxy materials.

Westmoreland Coal Company	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com
WESTMORELAND COAL COMPANY 9540 SOUTH MAROON CIR. SUITE 200 ENGLEWOOD, CO 80112 ATTN: JENNIFER S. GRAFTON
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/WLB2016
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTMORELAND COAL COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		☐	☐	☐
Nominees:
01) Kevin A. Paprzycki	04) Robert C. Flexon	07) Terry J. Bachynski
02) Gail E. Hamilton	05) Craig R. Mackus	08) Robert C. Scharp
03) Michael G. Hutchinson	06) Jan B. Packwood	09) Robert A. Tinstman

The Board of Directors recommends you vote FOR proposals 2, 3 , 4 and 5.					For	Against	Abstain
2) Advisory approval of Westmoreland Coal Company's executive compensation.					☐	☐	☐
3) Ratification of the appointment of Ernst & Young LLP as principal independent auditor for fiscal year 2016.					☐	☐	☐
4) Approval of the Amendment to the Westmoreland Coal Company 2014 Equity Incentive Plan.					☐	☐	☐
5) Approval of a proxy access amendment to Westmoreland Coal Company's Bylaws.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

WESTMORELAND COAL COMPANY
Annual Meeting of Stockholders
May 17, 2016 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Jennifer S. Grafton as true and lawful agent and proxy with power of substitution, to represent the undersigned and to vote all shares of Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/WLB2016 on Tuesday, May 17, 2016, at 8:30 a.m. (mountain daylight time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of the card.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted in accordance with the Board of Directors' recommendations. IN HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY AND PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxy cannot vote the shares unless you sign and return this card.

Continued and to be signed on reverse side